AGREEMENT AND PLAN OF MERGER
                          ----------------------------


         THIS AGREEMENT AND PLAN OF MERGER, dated as of September 24, 2002 ("Agreement"), is made by and among NATIONAL PENN BANCSHARES, INC., a
Pennsylvania corporation ("NPB"), NATIONAL PENN BANK, a national banking association ("NP Bank"), and FIRSTSERVICE BANK, a Pennsylvania bank ("FirstService").


                                   BACKGROUND
                                   ----------

         1. NPB owns directly all of the outstanding capital stock of NP Bank.

         2. NPB and FirstService desire for FirstService to merge with and into NP Bank, with NP Bank surviving such merger as a wholly- owned subsidiary of NPB, in accordance with the applicable laws of the United States, the Commonwealth of Pennsylvania, and this Agreement.

         3. As a condition and inducement to NPB to enter into this Agreement, the directors and certain officers of FirstService are concurrently executing a Letter Agreement in the form attached hereto as Exhibit 1.

         4. As a condition and inducement to each of NPB, NP Bank and FirstService to enter into this Agreement, NP Bank has entered into agreements (the "Employment Agreements") with John C. Spier, Don P. Worthington and Blair
T. Rush (the "Key FirstService Management"), regarding the terms of their employment following consummation of the transactions contemplated hereby, and NP Bank has entered into an amendatory agreement ("Amendatory Agreement") with
A. Lee Roberts regarding the terms of his supplemental executive retirement plan.

         5. Each of the parties, by signing this Agreement, adopts it as a plan of reorganization as defined in IRC Section 368(a), and intends the Merger to be a reorganization as defined in IRC Section 368(a).

         6. NPB and FirstService desire to provide the terms and conditions governing the transactions contemplated herein.

                                    AGREEMENT
                                    ---------

         NOW THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties, intending to be legally bound hereby, agree as follows:



                                    ARTICLE I
                                    ---------

                                     GENERAL
                                     -------

         1.01 Definitions. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         Adjusted  FirstService  Option  has the  meaning  given to that term in
Section 1.02(g) of this Agreement.

         Affiliate means, with respect to any corporation, any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such corporation and, without limiting the generality of the foregoing, includes any executive officer, director or 10% equity owner of such corporation.

         Agreement means this Agreement and Plan of Merger, including any amendment or supplement hereto.

         Amendatory Agreement has the meaning given to that term in the Background Section of this Agreement.

         Application means an application for regulatory approval which is required by the transactions contemplated hereby.

         Banking Code means the Pennsylvania Banking Code of 1965, as amended.

         CRA means the Community Reinvestment Act of 1977, as amended, and the rules and regulations promulgated from time to time thereunder.

         Closing Date means the date on which the last condition precedent provided in this Agreement (other than those conditions which are to be fulfilled at the Closing) has been fulfilled or waived, or as soon as practicable thereafter.

         Confidentiality  Agreement  means the  confidentiality  agreement dated
August 12, 2002 between NPB and Danielson Associates Inc., as agent for FirstService.

         Determination Date means the trading day sixteen (16) days prior to the FirstService Shareholders Meeting.

         Determination Period has the meaning given to such term in Section 1.02(f)(ii)(D) of this Agreement.

         Dissenting  FirstService  Shares has the meaning  given to that term in
Section 1.02(f)(ii)(F) of this Agreement.

         Employment Agreements has the meaning given to that term in the Background Section of this Agreement.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended.

         Effective Date means the date upon which all filings with governmental agencies, as may be required under applicable laws and regulations for the Merger to be effective, are made and accepted by such agencies, and shall be the same as the Closing Date or as soon thereafter as is practicable.

         Environmental Law means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment, including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource, and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

         Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

         Exchange Agent has the meaning given to such term in Section 1.02(h) of this Agreement.

         Exchange   Ratio  means  the  exchange   ratio  set  forth  in  Section
1.02(f)(ii)(A) or (E) or Section 6.01(c), whichever is in effect, in each case as it may be adjusted pursuant to Section 1.02(i).

         FDIC means the Federal Deposit Insurance Corporation.

         FRB means the Federal Reserve Board.

         FirstService means FirstService Bank, a Pennsylvania bank.

         FirstService Benefit Plan has the meaning given to that term in Section
2.12 of this Agreement.

         FirstService Board has the meaning given to that term in Section 4.07(c)(v)(C) of this Agreement.

         FirstService Board Member means a director of FirstService immediately prior to the Closing Date who becomes, and on the date of determination is, a member of the FirstService Board.

         FirstService Certificate has the meaning given to that term in Section 1.02(h)(i) of this Agreement.

         FirstService Common Stock has the meaning given to that term in Section 2.02(a) of this Agreement.

         FirstService Disclosure Schedule means, collectively, the disclosure schedules delivered by FirstService to NPB at or prior to the execution and delivery of this Agreement.

         FirstService Division has the meaning given to that term in Section 4.07(c)(v)(A) of this Agreement.

         FirstService  ERISA  Affiliate  has the  meaning  given to such term in
Section 2.12(a) of this Agreement.

         FirstService ESPP means the FirstService Employee Stock Purchase Plan in effect on the date hereof.

         FirstService Financials means (a) the audited consolidated financial statements of FirstService as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, and (b) the unaudited interim consolidated financial statements of FirstService for each calendar quarter after December 31, 2001, including the quarter ending June 30, 2002.

         FirstService Nominee has the meaning given to that term in Section 1.02(e)(i) of this Agreement.

         FirstService Option has the meaning given to that term in Section 1.02(g) of this Agreement.

         FirstService Option Conversion Ratio means the conversion ratio set forth in Section 1.02(g)(i), as it may be adjusted pursuant to Section 1.02(g)(ii).

         FirstService Option Plans means each stock option plan maintained by FirstService immediately prior to the Effective Date.

         FirstService Shareholders Meeting means the meeting of the holders of FirstService Common Stock concerning the Merger pursuant to the Prospectus/Proxy Statement.

         GAAP  means  accounting  principles  generally  accepted  in the United
States.

         IRC means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         IRS means the Internal Revenue Service.

         Key FirstService Management has the meaning given to that term in the Background Section of this Agreement.

         Knowledge  of  FirstService   means  the  knowledge  of  FirstService's
executive officers and directors.

         Knowledge of NPB means the knowledge of NPB's executive officers and directors.

         Material Adverse Effect means a material adverse effect on (a) the business, financial condition or results of operations of FirstService on a consolidated basis (when such term is used in Article 2 hereof) or NPB on a consolidated basis (when such term is used in Article 3 hereof) other than, in each case, any change, circumstance or effect relating to (i) the economy or financial markets in general or (ii) the banking industry and not specifically related to FirstService or NPB, or (b) the ability of such party to consummate the transactions contemplated by this Agreement.

         Merger means the merger of FirstService with and into NP Bank, with NP Bank surviving such merger as a wholly-owned subsidiary of NPB, contemplated by this Agreement.

         Merger Consideration has the meaning given to such term in Section 1.02(g)(i) of this Agreement.

         NASD means the National Association of Securities Dealers, Inc.

         Nasdaq means the National Market tier of The Nasdaq Stock Market operated by the NASD.

         NP Bank means National Penn Bank, a national banking association, all the outstanding capital stock of which is owned by NPB.

         NPB means National Penn Bancshares, Inc., a Pennsylvania corporation.

         NPB/NP Bank Bylaws  Restrictions  has the meaning given to such term in
Section 1.02(e)(i) of this Agreement.

         NPB Certificate has the meaning given to such term in Section 1.02(h)(ii) of this Agreement.

         NPB Common Stock means the shares of common stock, without par value, of NPB.

         NPB Disclosure Schedule means, collectively, the disclosure schedules delivered by NPB to FirstService at or prior to the execution and delivery of this Agreement.

         NPB ERISA Affiliate has the meaning given to such term in Section 3.12(a) of this Agreement.

         NPB Financials means (a) the audited consolidated financial statements of NPB as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, and (b) the unaudited interim consolidated financial statements of NPB for each calendar quarter after December 31, 2001, including the quarter ending June 30, 2002.

         NPB Market Value has the meaning given to such term in Section 1.02(f)(ii)(D) of this Agreement.

         OCC means the Office of the Comptroller of the Currency.

         PDB  means  the   Department   of  Banking  of  the   Commonwealth   of
Pennsylvania.

         Prospectus/Proxy Statement means the prospectus/proxy statement, together with any supplements thereto, to be sent to holders of FirstService Common Stock in connection with the transactions contemplated by this Agreement.

         Registration Statement means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the NPB Common Stock to be issued in connection with the transactions contemplated by this Agreement.

         Regulatory  Agreement  has the  meaning  given to that term in Sections
2.11 and 3.10 of this Agreement.

         Regulatory Authority means any agency or department of any federal, state or local government or of any self-regulatory organization, including without limitation the SEC, the PDB, the OCC, the FDIC, the NASD, and the respective staffs thereof.

         Rights means  warrants,  options,  rights,  convertible  securities and
other  capital  stock   equivalents  which  obligate  an  entity  to  issue  its
securities.

         Rights Agreement means the rights agreement dated August 23, 1989, as amended August 21, 1999, between NPB and NP Bank, as Rights Agent.

         SEC means the Securities and Exchange Commission.

         Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

         Subsidiary means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

         Surviving Bank has the meaning given to that term in Section 1.02(b) of this Agreement.

         1.02  The Merger.

         (a) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place on the Closing Date at a time and place to be agreed upon by the parties hereto; provided, in any case, that all conditions to closing set forth in Article V of this Agreement (other than the delivery of certificates, opinions, and other instruments and documents to be delivered at the Closing) have been satisfied or waived at or prior to the Closing Date.

         (b) The Merger. Subject to the terms and conditions of this Agreement and in accordance with the applicable laws and regulations of the United States and the Commonwealth of Pennsylvania, on the Effective Date:

                  (i) FirstService shall merge with and into NP Bank, under the charter of NP Bank;

                  (ii) the separate existence of FirstService shall cease;

                  (iii) NP Bank shall be the surviving bank in the Merger (the "Surviving Bank") and a wholly-owned subsidiary of NPB; and

                  (iv) all of the property (real, personal and mixed), rights, powers, duties, obligations and liabilities of FirstService shall be taken and deemed to be transferred to and vested in NP Bank, as the Surviving Bank, without further act or deed.

         (c) NP Bank's Name and Business. The name of the Surviving Bank shall be "National Penn Bank". The business of the Surviving Bank shall be that of a national banking association, and it shall be conducted by the Surviving Bank at its main office which shall be located at Philadelphia and Reading Avenues, Boyertown, Pennsylvania 19512, and its legally established branches.

         (d)  NP Bank's Articles of Association and Bylaws.

                  (i) On and after the Effective Date, the articles of association of the Surviving Bank shall read in their entirety as set forth on NPB Disclosure Schedule 1.02(d) attached hereto and made a part hereof, until changed in accordance with applicable law, such articles of association, and the Surviving Bank's bylaws.

                  (ii) On and after the Effective Date, the bylaws of the Surviving Bank, as set forth on NPB Disclosure Schedule 1.02(d), shall automatically be and remain the bylaws of the Surviving Bank, until changed in accordance with applicable law, the Surviving Bank's articles of association, and such bylaws.

         (e)  NP Bank's Board of Directors and Officers.

                  (i) On and after the Effective Date, (A) the directors of NP Bank duly elected and holding office immediately prior to the Effective Date and
(B) two persons (each a "FirstService Nominee") selected by FirstService's Board of Directors and approved by NPB (which approval is hereby granted as to Alexander Rankin and John C. Spier and will not otherwise be unreasonably withheld) shall be the directors of the Surviving Bank, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law, the articles of association and bylaws of the Surviving Bank. Subject to the provisions of the NPB and NP Bank bylaws that require the retirement of a director as of the annual meeting next following that director's reaching age 72 (the "NPB/NP Bank Bylaws Restrictions"), NPB and NP Bank shall take all steps necessary to ensure that the FirstService Nominees, or their successors, are elected to the Surviving Bank's Board of Directors annually for six years following the Effective Date if such persons are in office as directors of NPB on the annual election dates.

                  (ii)  If  either  FirstService   Nominee,  or  any  successor,
resigns,  dies or is  otherwise  removed  from  the  Surviving  Bank's

Board of Directors at any time during the six one-year terms of office referred to in Section 1.02(e)(i), the FirstService Board Members (determined pursuant to
Section 4.07(c)(v)(C) of this Agreement), by a plurality vote, shall have the right to select the successor to such FirstService Nominee, subject to (A) compliance with the NPB/NP Bank Bylaws Restrictions, and (B) approval of such person by NPB (which approval will not be unreasonably withheld).

                  (iii) On and after the Effective Date, the officers of NP Bank duly elected and holding office immediately prior to the Effective Date shall be the officers of the Surviving Bank, together with the Key FirstService Management and such other officers as may be appointed from time to time, each to hold office until they shall resign or be removed in accordance with applicable law, the articles of association and bylaws of the Surviving Bank.

         (f)  Conversion of Shares.

                  (i) NP Bank Capital Stock. Each share of the capital stock of NP Bank issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding as a share of capital stock of the Surviving Bank.

                  (ii) FirstService Common Stock.

                           (A) Conversion. Subject to subsections (f)(ii)(B) and
(f)(ii)(C) below with respect to treasury stock and fractional shares, and to subsection (f)(ii)(F) below with respect to dissenting shares of FirstService Common Stock, each share of FirstService Common Stock issued and outstanding immediately prior to the Effective Date, shall, on the Effective Date, by reason of the Merger and without any action on the part of the holder thereof, cease to be outstanding and be converted into the right to receive:

                                    (1)  subject to  adjustment  as  provided in
subsection (f)(ii)(E) and subsection (i) below, .567 share of NPB Common Stock, including the associated rights to purchase securities pursuant to the Rights Agreement; and

                                    (2)  $3.90  in cash  (the  "Per  Share  Cash
Consideration").

                           (B) Treasury Stock. Each share of FirstService Common
Stock issued and held in the treasury of FirstService as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                           (C) Fractional  Shares.  No fractional  shares of NPB
Common Stock and no scrip or certificates therefor shall be issued in connection with the Merger. Any former holder of FirstService Common Stock who would otherwise be entitled to receive a fraction of a share of NPB Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by NPB Market Value (as defined in subsection (f)(ii)(D) below).

                           (D) Market Value of NPB Common Stock. For purposes of
this Agreement, the market value of a share of NPB Common Stock ("NPB Market Value") shall be deemed to be the average of the closing sale price of a share of NPB Common Stock, as reported on

Nasdaq, as published in the Wall Street Journal, for the twenty trading days (the "Determination Period") ending on the Determination Date.

                           (E) Exchange Ratio Adjustment. If NPB Market Value is
less than  $24.75 per share,  then the  exchange  ratio set forth in  subsection
(f)(ii)(A) above shall be adjusted to:

                                    (1) .575 share of NPB Common Stock, plus

                                    (2) the Per Share Cash Consideration

in exchange for each share of FirstService Common Stock, subject to the provisions of Section 6.01(c) below.

                           (F) Dissenting  FirstService  Shareholders.  If there
are holders of FirstService Common Stock who dissent from the Merger and exercise and perfect the right to obtain valuation of and payment for their shares ("Dissenting FirstService Shares") pursuant to Section 215a(b) of the National Bank Act (12 U.S.C. ss.215a(b)), the following provisions will govern payments to be made in respect of Dissenting FirstService Shares:

                                    (1) All  payments  in respect of  Dissenting
FirstService Shares, if any, will be made by NPB or the Surviving Bank, as they shall agree, taking into account the obligations under Section 3.20 below.

                                    (2)  Dissenting FirstService Shares, if any,
will be deemed to have been retired and cancelled immediately prior to the Merger, with the effect that no conversion thereof will occur pursuant to subsection (f)(ii)(A) above unless and until such holder shall have failed to perfect or effectively shall have withdrawn or lost his right to appraisal and payment under such section. If any such holder of FirstService Common Stock shall have so failed to perfect or effectively shall have withdrawn or lost such right, each of his shares of FirstService Common Stock shall thereupon be deemed to have been converted into, on the Effective Date, the right to receive shares of NPB Common Stock and cash in lieu of fractional shares and the Per Share Cash Consideration, all as set forth in Section 1.02(f)(ii)(A) and (C) hereof.

         (g)  Stock Options.

                  (i) On and after the Effective Date, each option (each, a "FirstService Option") to purchase shares of FirstService Common Stock issued by FirstService and outstanding on the Effective Date shall remain outstanding, subject to the following adjustments made in a manner consistent with IRC
Section 424(a) and Treas. Reg. ss. 1.425-1(a)(4)(i):

                           (A) each FirstService Option will constitute a right
to purchase a number of shares of NPB Common Stock determined in accordance with
Section 1.02(g)(i)(B), below, at a price equal to the amount determined in accordance with Section 1.02(g)(i)(C), below;

                           (B) the number of shares of NPB Common Stock  subject
to each FirstService Option immediately following the Effective Date will be equal to the quotient of: (1) the product of the number of shares of FirstService Common Stock originally subject to that option times the original exercise price of that option, divided by (2) the adjusted exercise price of that option immediately following the Effective Date, as determined in accordance with Section 1.02(g)(i)(C), below; and

                           (C) the exercise  price of each First Service  Option
immediately after the Effective Date will be equal to the quotient of: (1) the product of the closing price of NPB Common Stock on the Effective Date times the original exercise price of that option, divided by (2) the sum of (a) the product of the closing price of NPB Common Stock on the Effective Date times the exchange ratio applicable under Section 1.02(f)(ii)(A)(1), 1.02(f)(ii)(E)(1) or 6.01(c)(2)(i)(2) (as applicable and in each case subject to adjustment in accordance with Section 1.02(i)), plus (b) $3.90.

Except as otherwise provided in this section, the terms and conditions of all FirstService Options will not be changed and such options will remain outstanding and will be exercisable in accordance with the terms of the applicable FirstService Option Plan and stock option agreement. As adjusted pursuant to this section, each FirstService Option will be referred to herein as an "Adjusted FirstService Option".

                  (ii) As soon as practicable after the Effective Date, NPB shall deliver to the holders of Adjusted FirstService Options appropriate notices setting forth the effect of the adjustments described in Section 1.02(g)(i), above. NPB shall comply with the terms of the FirstService Option Plans and shall take such steps as are necessary or required by, and subject to the provisions of, such FirstService Option Plans, to have the Adjusted FirstService Options that qualified as "incentive stock options" prior to the Effective Date continue to qualify as "incentive stock options" after the Effective Date.

                  (iii) NPB shall take all corporate action necessary to reserve for issuance a sufficient number of shares of NPB Common Stock for delivery upon exercise of Conversion Options in accordance with this Agreement. Promptly after the Effective Date, NPB shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor other appropriate forms), with respect to the shares of NPB Common Stock issuable upon exercise of the Conversion Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained thereon) for so long as such options remain outstanding.

                  (iv) With respect to those individuals who, subsequent to the Merger, will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, NPB shall administer the FirstService Option Plans in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

         (h)  Surrender and Exchange of FirstService Stock Certificates.

                  (i) As soon as reasonably practicable after the Effective Date, NPB shall cause NP Bank or another institutional entity selected by NPB, as the exchange agent (the "Exchange Agent"), to mail to each holder of one or more certificate representing FirstService Common Stock (each, a "FirstService Certificate"):

                           (A) a letter of transmittal  which shall specify that
delivery shall be effected, and risk of loss and title to the FirstService Certificates shall pass, only upon delivery of the FirstService Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as NPB reasonably may specify; and

                           (B)  instructions for effecting the surrender of such
FirstService Certificates in exchange for (1) cash in lieu of any fractional share in accordance with Section 1.02(f)(ii)(C) hereof and (2) the Per Share Cash Consideration (collectively, the "Merger Consideration").

Upon surrender of a FirstService Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as reasonably may be required by the Exchange Agent, the holder of such FirstService Certificate shall be entitled to receive in exchange therefor:

                           (X)  one or more  share  certificates  of NPB  Common
Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.02(f) (after taking into account all shares of FirstService Common Stock then held by such holder); and

                           (Y) a check  in the  amount  of the  cash  that  such
holder has the right to receive pursuant to the provisions of this Section 1.02, including the Per Share Cash Consideration and cash in lieu of any fractional shares pursuant to Section 1.02(f)(ii)(C) and dividends and other distributions pursuant to Section 1.02(h)(ii).

                  (ii) Each certificate for shares of NPB Common Stock (each, a "NPB Certificate") issued in exchange for FirstService Certificates pursuant to
Section 1.02(h)(i) above shall be dated the Effective Date and be entitled to dividends and all other rights and privileges pertaining to such shares of stock from the Effective Date. Until surrendered, each FirstService Certificate shall, from and after the Effective Date, evidence solely the right to receive the Merger Consideration.

                  (iii) If a FirstService Certificate is exchanged on a date following one or more record dates after the Effective Date for the payment of dividends or any other distribution on shares of NPB Common Stock, NPB shall pay to such shareholder cash in an amount equal to dividends payable on such shares of NPB Common Stock and pay or deliver any other distribution to which such shareholder is entitled. No interest shall accrue or be payable in respect of dividends or any other distribution otherwise payable under this Section 1.02(h)(ii) upon surrender of FirstService

Certificates. Notwithstanding the foregoing, no party hereto shall be liable to any holder of FirstService Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as FirstService Certificates are surrendered to NPB for exchange, NPB shall have the right to withhold dividends or any other distributions on the shares of NPB Common Stock issuable to such shareholder.

                  (iv) Each FirstService Certificate delivered for exchange under this Section 1.02(h) must be endorsed in blank by the registered holder thereof or accompanied by a power of attorney to transfer such shares endorsed in blank by such holder.

                  (v) Upon the Effective Date, the stock transfer books for FirstService Common Stock will be closed and no further transfers of
FirstService Common Stock will thereafter be made or recognized. All FirstService Certificates surrendered pursuant to this Section 1.02(h) will be cancelled.

                  (vi) If there is a transfer of ownership of FirstService Common Stock which is not registered in the transfer records of FirstService, one or more NPB Certificates evidencing, in the aggregate, the proper number of shares of NPB Common Stock, and a check in the proper amount of cash in lieu of any fractional shares, the Per Share Cash Consideration, and any dividends or other distributions to which such holder is entitled pursuant to Section 1.02(h)(ii), may be issued with respect to such FirstService Common Stock to such a transferee if the FirstService Certificate representing such shares of FirstService Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

         (i) Anti-Dilution Provisions. If NPB shall, at any time before the Effective Date:

                  (i)  issue a dividend in shares of NPB Common Stock;

                  (ii) combine the outstanding shares of NPB Common Stock into a smaller number of shares;

                  (iii) split or subdivide the outstanding shares of NPB Common Stock; or

                  (iv)  reclassify the shares of NPB Common Stock;

then, in any such event, the number of shares of NPB Common Stock to be delivered to FirstService shareholders who are entitled to receive shares of NPB Common Stock in exchange for shares of FirstService Common Stock shall be adjusted so that each FirstService shareholder shall be entitled to receive such number of shares of NPB Common Stock as such shareholder would have been entitled to receive if the Effective Date had occurred prior to the happening of such event. (By way of illustration, if NPB shall declare a stock dividend of 3% payable with respect to a record date on or prior to the Effective Date, the exchange ratio set forth in subsection (f)(ii)(A) hereof shall be adjusted upward by 3%.)


                                   ARTICLE II
                                   ----------

                 REPRESENTATIONS AND WARRANTIES OF FirstService
                 ----------------------------------------------

         FirstService hereby represents and warrants to NPB as follows:

         2.01  Organization.

         (a) FirstService is a bank duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. Each FirstService Subsidiary is a corporation duly incorporated, organized and subsisting under the laws of the Commonwealth of Pennsylvania. FirstService and each FirstService Subsidiary have the corporate power to carry on their respective businesses and operations as now being conducted and to own and operate their respective properties and assets now owned and being operated by them, respectively. FirstService and each FirstService Subsidiary are duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

         (b) The deposits of FirstService are insured by the Bank Insurance Fund of the FDIC to the extent provided in the Federal Deposit Insurance Act.

         (c) FirstService has no Subsidiaries other than those identified in FirstService Disclosure Schedule 2.01(c).

         (d) The respective minute books of FirstService and each FirstService Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors, including committees, in each case in accordance with normal business practice of FirstService and the FirstService Subsidiary.

         (e) FirstService has delivered to NPB true and correct copies of the articles of incorporation and bylaws of FirstService and the articles of incorporation and bylaws of each FirstService Subsidiary, each as in effect on the date hereof.

         2.02  Capitalization.

         (a) The authorized capital stock of FirstService consists of (a) 25,000,000 shares of common stock, par value $1.00 per share ("FirstService Common Stock"), of which at the date hereof 4,304,762 shares are validly issued and outstanding, fully paid and nonassessable, and free of preemptive rights, and none are held as treasury shares, and (b) 25,000,000 shares of preferred stock, par value $.10 per share, of which none are issued. FirstService has not issued nor is FirstService bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale, or issuance of, or right to receive dividends or other distributions on, any shares of FirstService Common Stock or any other security of FirstService or any securities representing the right to vote, purchase or otherwise receive any shares of FirstService Common Stock or any other security of FirstService, except for (i) options to acquire 860,489 shares of FirstService Common Stock issued and outstanding under the FirstService Option Plans, (ii) rights under the FirstService ESPP, (iii) certain employment agreements as described in FirstService Disclosure Schedule 2.08(a), and (iv) this Agreement.

         (b) FirstService owns all of the capital stock of the FirstService Subsidiaries, free and clear of any liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. Except for the FirstService Subsidiaries, FirstService does not possess, directly or indirectly, any material equity interest in any corporation, except for (i) equity interests in FirstService's investment portfolio, (ii) equity interests held in connection with FirstService's commercial loan activities, and (iii) as set forth on FirstService Disclosure
Schedule 2.02(b).

         2.03  Authority; No Violation.

         (a) FirstService has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by FirstService and the consummation by FirstService of the Merger have been duly and validly approved by the Board of Directors of FirstService and, except for the favorable vote of two-thirds of the outstanding shares of FirstService Common Stock as required by
Article 7 of FirstService's articles of incorporation, the National Bank Act, and the Banking Code, no other corporate proceedings on the part of FirstService are necessary to consummate the Merger. This Agreement has been duly and validly executed and delivered by FirstService and, subject to approval by the shareholders of FirstService and subject to the required approvals of Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of FirstService, enforceable against FirstService in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

         (b) (i) The execution and delivery of this  Agreement by  FirstService,
(ii) subject to receipt of approvals from the FirstService shareholders and the Regulatory Authorities referred to in Section 3.04 hereof and FirstService's, NP Bank's and NPB's compliance with any conditions contained therein, the consummation of the Merger, and (iii) compliance by FirstService or any FirstService Subsidiary with any of the terms or provisions hereof, do not and will not:

                  (A) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of FirstService or any FirstService Subsidiary;

                  (B) violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to FirstService or any FirstService Subsidiary or any of their respective properties or assets; or

                  (C) except as described in FirstService Disclosure Schedule 2.03, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of, the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of FirstService or any FirstService Subsidiary under any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which FirstService or any FirstService Subsidiary is a party, or by which any of them or any of their respective properties or assets may be bound or affected;

excluding from clauses (B) and (C) hereof, any items which, in the aggregate, would not have a Material Adverse Effect.

         2.04 Consents. No consents or approvals of, or filings or registrations with, any public body or authority are necessary, and, except as described in FirstService Disclosure Schedule 2.04, no consents or approvals of any third parties are necessary, in connection with the execution and delivery of this Agreement by FirstService or, subject to the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section
3.04 hereof and compliance with any conditions contained therein and subject to the approval of this Agreement by the shareholders of FirstService, the consummation by FirstService of the Merger.

         2.05  Financial Statements.

         (a) FirstService has delivered to NPB the FirstService Financials, except those pertaining to quarterly periods commencing after June 30, 2002, which it will deliver to NPB within 45 days after the end of the respective quarter. The delivered FirstService Financials fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of FirstService as of and for the periods ended on the dates thereof, in accordance with GAAP consistently applied, and, in the case of interim period financial statements, which are subject to normal year-end adjustments and footnotes thereto.

         (b) To the Knowledge of FirstService, FirstService did not, as of the date of the balance sheets referred to below, have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the balance sheets included in the FirstService

Financials at the date of such balance sheets which would have been required to be reflected therein in accordance with GAAP consistently applied or disclosed in a footnote thereto, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty herein or which otherwise have not had a Material Adverse Effect.

         2.06 No Material Adverse Change. Neither FirstService nor any FirstService Subsidiary has suffered any adverse change in their respective assets, business, financial condition or results of operations since June 30, 2002 which change has had a Material Adverse Effect, it being understood that the expenses incurred by FirstService in connection with this Agreement and the Merger, including, without limitation, the engagement of legal and financial advisors, shall not constitute a Material Adverse Effect.

         2.07  Taxes.

         (a) FirstService and the FirstService Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a) of which FirstService is a common parent. FirstService has filed, and will file, all material federal, state and local tax returns required to be filed by or with respect to FirstService and the FirstService Subsidiaries on or prior to the Closing Date except to the extent that any failure to file or any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect, and has paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which are shown on such returns to be due for the periods covered thereby from FirstService or any FirstService Subsidiary to any applicable taxing authority, on or prior to the Closing Date other than taxes which (i) are not delinquent or are being contested in good faith, (ii) have not been finally determined, or (iii) the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) No consent pursuant to IRC Section 341(f) has been filed, or will be filed prior to the Closing Date, by or with respect to FirstService or any FirstService Subsidiary.

         (c) To the Knowledge of  FirstService,  there are no material  disputes
pending,  or  claims  asserted  in  writing,   for  taxes  or
assessments upon FirstService or any FirstService Subsidiary, nor has FirstService or any FirstService Subsidiary been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period.

         (d) Proper and accurate amounts have been withheld by FirstService and each FirstService Subsidiary from their respective employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.

         2.08  Contracts.

         (a) Except as described in FirstService Disclosure Schedule 2.08(a) or 2.12, neither FirstService nor any FirstService Subsidiary is a party to or subject to:

                  (i) any employment, consulting, severance, "change-in-control" or termination contract or arrangement with any officer, director, employee, independent contractor, agent or other person, except for "at will" arrangements;

                  (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any officer, director, employee, independent contractor, agent or other person;

                  (iii) any collective bargaining agreement with any labor union relating to employees;

                  (iv) any agreement which by its terms limits the payment of dividends by FirstService or any FirstService Subsidiary;

                  (v) except in the ordinary course of business, any material instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which FirstService or any FirstService Subsidiary is an obligor to any person and which contains financial covenants or other restrictions, other than those relating to the payment of principal and interest when due, which would be applicable on or after the Closing Date;

                  (vi) any contract, other than this Agreement, which restricts or prohibits it from engaging in any type of business permissible under applicable law;

                  (vii) any contract, plan or arrangement which provides for payments or benefits in certain circumstances which, together with other payments or benefits payable to any participant therein or party thereto, might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the IRC;

                  (viii) except in the ordinary course of business, any lease for real property;

                  (ix) any contract or arrangement with any broker-dealer or investment adviser;

                  (x) any investment advisory contract with any investment company registered under the Investment Company Act of 1940; or

                  (xi) any contract or arrangement with, or membership in, any local clearing house or self-regulatory organization.

         (b) (i) All the contracts, plans, arrangements and instruments listed in FirstService Disclosure Schedule 2.08(a) are in full force and effect on the date hereof, and neither FirstService, any FirstService Subsidiary, nor, to the Knowledge of FirstService, any other party to any such contract, plan, arrangement or instrument, has breached any provision of, or is in default under any term of, any such contract, plan, arrangement or instrument the breach of which or default under which will have a Material Adverse Effect, and, except as disclosed on FirstService Disclosure Schedule 2.08(a), no party to any such contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions thereof as a result of the transactions contemplated by this Agreement, the termination of which will have a Material Adverse Effect.

                  (ii) Except as otherwise described in FirstService  Disclosure
Schedule 2.08(a) or 2.12, no plan, employment agreement, termination agreement or similar agreement or arrangement to which

FirstService or any FirstService Subsidiary is a party or by which FirstService or any FirstService Subsidiary may be bound:

                           (A) contains  provisions  which permit an employee or
an independent contractor to terminate it without cause and continue to accrue future benefits thereunder;

                           (B)  provides  for  acceleration  in the  vesting  of
benefits thereunder upon the occurrence of a change in ownership or control or merger or other acquisition of FirstService or any FirstService Subsidiary; or

                           (C)  requires   FirstService   or  any   FirstService
Subsidiary to provide a benefit in the form of FirstService Common Stock or determined by reference to the value of FirstService Common Stock.

         2.09  Ownership of Property; Insurance Coverage.

         (a) FirstService and each FirstService Subsidiary has, and will have as to property acquired after the date hereof, good, and as to real property, marketable, title to all material assets and properties owned by FirstService or such FirstService Subsidiary, whether real or personal, tangible or intangible, including securities, assets and properties reflected in the balance sheets contained in the FirstService Financials or acquired subsequent thereto (except to the extent that such securities are held in any fiduciary or agency capacity and except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, or have been disposed of as obsolete since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except:

                  (i) those items that secure liabilities for borrowed money and that are described in FirstService Disclosure Schedule 2.09(a) or permitted under Article IV hereof;

                  (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith;

                  (iii) liens for current taxes not yet due and payable;

                  (iv) pledges to secure deposits and other liens incurred in the ordinary course of banking business;

                  (v) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent; and

                  (vi) dispositions and encumbrances for adequate consideration in the ordinary course of business.

FirstService and each FirstService Subsidiary have the right under leases of material properties used by FirstService or such FirstService Subsidiary in the conduct of their respective businesses to occupy and use all such properties in all material respects as presently occupied and used by them.

         (b) With respect to all agreements pursuant to which FirstService or any FirstService Subsidiary has purchased securities subject to an agreement to resell, if any, FirstService or such FirstService Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby, except to the extent that any failure to obtain such a lien or maintain such collateral would not, individually or in the aggregate, have a Material Adverse Effect.

         (c) FirstService and each FirstService Subsidiary maintain insurance in amounts considered by FirstService to be reasonable for their respective operations. FirstService has made available to NPB and NP Bank true and correct copies of all such policies. Except as disclosed on FirstService Disclosure
Schedule 2.09(c), neither FirstService nor any FirstService Subsidiary has received notice from any insurance carrier that:

                  (i)  such   insurance  will  be  cancelled  or  that  coverage
thereunder will be reduced or eliminated; or

                  (ii) premium costs with respect to such insurance will be substantially increased;

except to the extent such cancellation, reduction, elimination or increase would not have a Material Adverse Effect.

         (d)  FirstService  and  each  FirstService   Subsidiary  maintain  such
fidelity bonds and errors and omissions insurance as may be customary or required under applicable laws or regulations.

         2.10 Legal Proceedings. Neither FirstService nor any FirstService Subsidiary is a party to any, and there are no pending or, to the Knowledge of FirstService, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or inquiries of any nature:

         (a) against FirstService or any FirstService Subsidiary;

         (b) to which the assets of FirstService or any FirstService Subsidiary are subject;

         (c) challenging the validity or propriety of any of the transactions contemplated by this Agreement; or

         (d) which could materially adversely affect the ability of FirstService or any FirstService Subsidiary to perform their respective obligations under this Agreement;

except for any proceedings, claims, actions, investigations, or inquiries referred to in clauses (a) or (b) which, individually or in the aggregate, would not have a Material Adverse Effect.

         2.11  Compliance with Applicable Law.

         (a) FirstService and each FirstService Subsidiary hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its businesses nor otherwise have a Material Adverse Effect.

         (b) FirstService and each FirstService Subsidiary have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Authority, and have filed all other reports and statements required to be filed by them, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not have a Material Adverse Effect.

         (c) No Regulatory Authority has initiated any proceeding or, to the Knowledge of FirstService, investigation into the business or operations of FirstService or any FirstService Subsidiary, except where any such proceedings or investigations will not, individually or in the aggregate, have a Material Adverse Effect, or such proceedings or investigations have been terminated or otherwise resolved.

         (d) Neither FirstService nor any FirstService Subsidiary has received any notification or communication from any Regulatory Authority:

                  (i) asserting that FirstService or any FirstService Subsidiary is not in substantial compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved;

                  (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to FirstService or any FirstService Subsidiary;

                  (iii) requiring or threatening to require FirstService or any FirstService Subsidiary, or indicating that FirstService or any FirstService Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of FirstService or any FirstService Subsidiary, including without limitation any restriction on the payment of dividends; or

                  (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of FirstService or any FirstService Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement");

in each case except as heretofore disclosed to NPB.

         (e) Neither FirstService nor any FirstService Subsidiary has received, consented to, or entered into any Regulatory Agreement, except as heretofore disclosed to NPB.

         (f) To the Knowledge of FirstService, except as heretofore disclosed to NPB, there is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement which if resolved in a manner adverse to FirstService or any FirstService Subsidiary would have a Material Adverse Effect.

         (g) There is no injunction, order, judgment or decree imposed upon FirstService or any FirstService Subsidiary or the assets of FirstService or any FirstService Subsidiary which has had, or, to the Knowledge of FirstService, would have, a Material Adverse Effect.

         2.12  ERISA.

         (a) FirstService has delivered to NPB true and complete copies of any employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other material employee benefit plans, policies, agreements and arrangements, all of which are set forth in FirstService Disclosure Schedule 2.12, currently maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of FirstService or any other entity (a "FirstService ERISA Affiliate") that, together with FirstService, is treated as a single employer under IRC Sections 414(b),(c),(m) or (o) (collectively, the "FirstService Benefit Plans"), together with:

                  (i) the most recent actuarial (if any) and financial reports relating to those FirstService Benefit Plans which constitute "qualified plans" under IRC Section 401(a);

                  (ii) the most recent Form 5500 (if any) relating to such FirstService Benefit Plans filed by them, respectively, with the IRS; and

                  (iii) the most recent IRS determination letters which pertain to any such FirstService Benefit Plans.

         (b) Neither FirstService nor any FirstService ERISA Affiliate, and no pension plan (within the meaning of ERISA Section 3(2)) maintained or contributed to by FirstService or any FirstService ERISA Affiliate, has incurred any liability to the Pension Benefit Guaranty Corporation or to the IRS with respect to any pension plan qualified under IRC Section 401(a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA
Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) (with respect to which the 30 day notice requirement has not been waived) occurred with respect to any such pension plan.

         (c) Neither  FirstService nor any FirstService ERISA Affiliate has ever
contributed   to  or  otherwise   incurred  any  liability  with  respect  to  a
multi-employer plan (within the meaning of ERISA Section 3(37)).

         (d) Each FirstService Benefit Plan has been maintained, operated and administered in compliance in all respects with its terms and related documents or agreements and the applicable provisions of all laws, including ERISA and the IRC, except where any such non-compliance would not have a Material Adverse Effect.

         (e) There is no existing, or, to the Knowledge of FirstService, contemplated, audit of any FirstService Benefit Plan by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental authority. In addition, there are no pending or threatened claims by, on behalf of or with respect to any FirstService Benefit Plan, or by or on behalf of any individual participant or beneficiary of any FirstService Benefit Plan, alleging any violation of ERISA or any other applicable laws, or claiming benefits (other than claims for benefits not in dispute and expected to be granted promptly in the ordinary course of business), nor to the Knowledge of FirstService, is there any basis for such claim.

         (f) With respect to any services which FirstService or any FirstService Subsidiary may provide as a record-keeper, administrator, custodian, fiduciary, trustee or otherwise for any plan, program, or arrangement subject to ERISA (other than any

FirstService Benefit Plan), FirstService and each FirstService Subsidiary:

                  (i) have correctly computed all contributions, payments or other amounts for which it is responsible;

                  (ii) have not engaged in any prohibited transactions (as defined in ERISA Section 406 for which an exemption does not exist);

                  (iii) have not breached any duty imposed by ERISA: and

                  (iv) have not otherwise incurred any liability to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation, or to any beneficiary, fiduciary or sponsor of any ERISA plan in the performance (or non-performance) of services;

except  where any such  action or  inaction  would not have a  Material  Adverse
Effect.

         2.13 Brokers and Finders. Neither FirstService, any FirstService Subsidiary, nor any of their respective officers, directors, employees, independent contractors or agents, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the transactions contemplated by this Agreement, except for Danielson Associates Inc. ("Danielson") whose engagement letter with FirstService is included in FirstService Disclosure
Schedule 2.13.

         2.14  Environmental Matters.

         (a) Except as set forth on FirstService Disclosure Schedule 2.14, to the Knowledge of FirstService, neither FirstService nor any FirstService Subsidiary, nor any property owned or operated by FirstService or any FirstService Subsidiary, has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth on FirstService Disclosure Schedule 2.14, there are no actions, suits or proceedings, or demands, claims or notices, including without limitation notices, demand letters or requests for information from any Regulatory Authority, instituted or pending, or to the Knowledge of FirstService,
threatened,   or  any  investigation
pending, relating to the liability of FirstService or any FirstService Subsidiary with respect to any property owned or operated by FirstService or any FirstService Subsidiary under any Environmental Law, except as to any such actions or other matters which would not result in a Material Adverse Effect.

         (b) Except as set forth on FirstService Disclosure Schedule 2.14, no property, now or formerly owned or operated by FirstService or any FirstService Subsidiary or on which FirstService or any FirstService Subsidiary holds or held a mortgage or other security interest or has foreclosed or taken a deed in lieu of foreclosure, has been listed or proposed for listing on the National Priority List under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), on the Comprehensive Environmental Response Compensation and Liabilities Information System, or any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against FirstService or any FirstService Subsidiary for response costs, remedial work, investigation, damage to natural resources or for personal injury or property damage claim, including, but not limited to, claims under CERCLA, which would have a Material Adverse Effect.

         2.15   Business  of   FirstService.   Since  June  30,  2002,   neither
FirstService nor any FirstService Subsidiary has, in any material respect:

         (a) increased the wages, salaries, compensation, pension or other employee benefits payable to any executive officer, employee or director, except for normal annual increases in July 2002, and as is permitted in Section 4.01(d);

         (b) eliminated employee benefits;

         (c) deferred routine maintenance of real property or leased premises;

         (d) eliminated a reserve where the liability related to such reserve has remained;

         (e) failed to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in its business; or

         (f) had extraordinary reduction or deferral of ordinary or necessary expenses.

         2.16 CRA Compliance. FirstService is in material compliance with the applicable provisions of the CRA, and, as of the date hereof, FirstService has received a CRA rating of "satisfactory" or better from the FDIC. To the Knowledge of FirstService, there is no fact or circumstance or set of facts or circumstances which would cause FirstService to fail to comply with such provisions in a manner which would have a Material Adverse Effect.

         2.17  Information to be Supplied.

         (a) The information supplied by FirstService for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, and as of the date the Prospectus/Proxy Statement is mailed to shareholders of FirstService, and up to and including the date of the FirstService Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

         (b) The information supplied by FirstService for inclusion in the Applications will, at the time each such document is filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as such Applications may be amended by subsequent filings, be accurate in all material respects.

         2.18  Related Party Transactions.

         (a) Except as set forth on FirstService Disclosure Schedule 2.18, or as is disclosed in the footnotes to the FirstService Financials, as of the date hereof, neither FirstService nor any FirstService Subsidiary is a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of FirstService or any FirstService Subsidiary, and all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other "persons" (as defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), except with respect to variations in such terms as would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) Except as set forth in FirstService Disclosure Schedule 2.18, as of the date hereof, no loan or credit accommodation to any Affiliate of FirstService or any FirstService Subsidiary is presently in default or, during the three-year period prior to the date of this Agreement, has been in material default or has been restructured, modified or extended in any manner which would have a Material Adverse Effect. To the Knowledge of FirstService, as of the date hereof, the loan grade classification accorded such loan or credit accommodation is appropriate.

         2.19 Loans. All loans reflected as assets in the FirstService Financials are evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and to the extent secured, are secured by valid liens and security interests which have been perfected, excluding loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect.

         2.20 Allowance for Loan Losses. The allowance for loan losses shown, and to be shown, on the balance sheets contained in the FirstService Financials have been, and will be, established in accordance with GAAP and all applicable regulatory criteria.

         2.21 Reorganization. As of the date hereof, FirstService does not have any reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the IRC.

         2.22 Fairness Opinion. FirstService has received an oral opinion from Danielson to the effect that, as of the date hereof, the consideration to be received by shareholders of FirstService pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

         2.23 Quality of Representations. To the Knowledge of FirstService, no representation made by FirstService in this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                   ARTICLE III
                                   -----------

                      REPRESENTATIONS AND WARRANTIES OF NPB
                      -------------------------------------

         NPB hereby represents and warrants to FirstService as follows:

         3.01  Organization.

         (a) NPB is a corporation duly incorporated, organized and subsisting under the laws of the Commonwealth of Pennsylvania. NPB is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended. NPB has the corporate power to carry on its businesses and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. NPB is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

         (b) NP Bank is a national banking association duly organized and validly existing under the laws of the United States. NP Bank has the corporate power to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. NP Bank is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

         (c) The deposits of NP Bank are insured by the Bank Insurance Fund of the FDIC to the extent provided in the Federal Deposit Insurance Act.

         (d) NP Bank has no Subsidiaries other than those identified in NPB Disclosure Schedule 3.01(d).

         (e) The respective minute books of NPB and each NPB Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors, including committees, in each case in accordance with the normal business practice of NPB and the NPB Subsidiary.

         (f) NPB has delivered to FirstService true and correct copies of the respective articles of incorporation, articles of association and bylaws of NPB and NP Bank, as in effect on the date hereof.

         3.02  Capitalization.

         (a) The authorized capital stock of NPB consists of (a) 62,500,000 shares of common stock, without par value ("NPB Common Stock"), of which at the date hereof 227,457 shares are validly issued and held by NPB as treasury stock and 19,810,475 shares are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, and (b) 1,000,000 shares of preferred stock, without par value, of which none are issued. NPB has not issued nor is NPB bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale, or issuance of, or right to receive dividends or other distributions on, any shares of NPB Common Stock or any other security of NPB or any securities representing the right to vote, purchase or otherwise receive any shares of NPB Common Stock or any other security of NPB, except (i) for options to acquire shares of NPB Common Stock issued under NPB's various stock option plans, (ii) pursuant to NPB's employee stock purchase plan, dividend reinvestment plan and directors' fee plan, (iii) pursuant to the Rights Agreement, and (iv) this Agreement.

         (b) NPB owns, directly or indirectly, all of the capital stock of NP Bank and the other NPB Subsidiaries, free and clear of any liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding with respect to the capital stock of NP Bank or any other NPB Subsidiary. Except for the NPB Subsidiaries, NPB does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests in the investment portfolios of NPB's Subsidiaries, equity interests held by NPB's Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of NPB's Subsidiaries.

         3.03  Authority; No Violation.

         (a) (i) NPB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                  (ii) NP Bank has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger.

                  (iii) The execution and delivery of this Agreement by NPB and the consummation by NPB of the transactions contemplated hereby (including, without limitation, the issuance of the Conversion Options) have been duly and validly approved by the Board of Directors of NPB by unanimous vote and no other corporate proceedings on the part of NPB are necessary to consummate the transactions contemplated hereby.

                  (iv) The execution and delivery of this Agreement by NP Bank and the consummation by NP Bank of the Merger have been duly and validly approved by the Board of Directors of NP Bank by unanimous vote and by NPB as sole shareholder of NP Bank, and no other corporate proceedings on the part of NP Bank are necessary to consummate the transactions contemplated by this Agreement.

                  (v) This Agreement has been duly and validly executed and delivered by NPB and, subject to receipt of the required approvals of Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of NPB, enforceable against NPB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                  (vi) This Agreement has been duly and validly executed and delivered by NP Bank and, subject to receipt of the required approvals of Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of NP Bank, enforceable against NP Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

         (b) (i) The execution and delivery of this Agreement by NPB, (ii) the execution and delivery of this Agreement by NP Bank, (iii) subject to receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and NPB's, NP Bank's and FirstService's compliance with any conditions contained therein, the consummation of the Merger, and (iv) compliance by NPB or NP Bank with any of the terms or provisions hereof, do not and will not:

                           (A)  conflict  with  or  result  in a  breach  of any
provision of the respective articles of incorporation, articles of association or bylaws of NPB or NP Bank or any other NPB Subsidiary;

                           (B) violate any statute, rule, regulation, judgment,
order, writ, decree or injunction applicable to NPB, NP Bank or any other NPB Subsidiary or any of their respective properties or assets; or

                           (C) violate, conflict with, result in a breach of
any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NPB or NP Bank under, any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which NPB, NP Bank or any other NPB Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, excluding from clauses (B) and (C) any such items which, in the aggregate, would not have a Material Adverse Effect.

         3.04 Consents. Except for consents and approvals of, or filings with, the SEC, the FRB, the OCC, the PDB, the NASD and state securities or "blue sky" authorities, no consents or approvals of, or filings or registrations with, any public body or authority are necessary in connection with the execution and delivery of this Agreement by NPB or NP Bank or the consummation of the Merger.

         3.05  Financial Statements.

         (a) NPB has delivered to FirstService the NPB Financials, except those pertaining to quarterly periods commencing after June 30, 2002, which it will deliver to FirstService within 45 days after the end of the respective quarter. The delivered NPB Financials fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of NPB as of and for the periods ended on the dates thereof, in accordance with GAAP consistently applied, and, in the case of interim period financial statements, which are subject to normal year-end adjustments and footnotes thereto.

         (b) To the Knowledge of NPB, NPB did not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the balance sheets included in the NPB Financials at the date of such balance sheets which would have been required to be reflected therein in accordance with GAAP consistently applied or disclosed in a footnote thereto, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty herein or which otherwise have not had a Material Adverse Effect.

         3.06 No Material Adverse Change. Neither NPB nor any NPB Subsidiary has suffered any adverse change in their respective assets, business, financial condition or results of operations since June 30, 2002 which change has had a Material Adverse Effect.

         3.07  Taxes.

         (a) NPB and the NPB Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a) of which NPB is the common parent. NPB has filed, and will file, all material federal, state and local tax returns required to be filed by, or with respect to, NPB and the NPB Subsidiaries on or prior to the Closing Date, except to the extent that any failure to file or any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect, and has paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which are shown on such returns to be due for the periods covered thereby from NPB or any NPB Subsidiary to any applicable taxing authority, on or prior to the Closing Date, other than taxes which (i) are not delinquent or are being contested in good faith, (ii) have not been finally determined, or (iii) the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) To the Knowledge of NPB, there are no material disputes pending, or claims asserted in writing, for taxes or assessments upon NPB or any NPB Subsidiary, nor has NPB or any NPB Subsidiary been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period.

         (c) Proper and accurate amounts have been withheld by NPB and each NPB Subsidiary from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.

         3.08 Contracts. Except as described on NPB Disclosure Schedule 3.08, neither NPB nor any NPB Subsidiary is a party to or subject to: (i) any agreement which by its terms limits the payment of dividends by NPB or any NPB Subsidiary, or (ii) any contract, other than this Agreement, which restricts or prohibits it from engaging in any type of business permissible under applicable law.

         3.09  Ownership of Property; Insurance Coverage.

         (a) NPB and each NPB Subsidiary has, and will have as to property acquired after the date hereof, good, and as to real property, marketable, title to all material assets and properties owned by NPB or such NPB Subsidiary, whether real or personal, tangible or intangible, including securities, assets and properties reflected in the balance sheets contained in the NPB Financials or acquired subsequent thereto (except to the extent that such securities are held in any fiduciary or agency capacity and except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, or have been disposed of as obsolete since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except:

                  (i) those items that secure liabilities for borrowed money and that are described in NPB Disclosure Schedule 3.08(a) or permitted under Article IV hereof;

                  (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith;

                  (iii) liens for current taxes not yet due and payable;

                  (iv) pledges to secure deposits and other liens incurred in the ordinary course of banking business;

                  (v) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent; and

                  (vi) dispositions and encumbrances for adequate consideration in the ordinary course of business.

NPB and each NPB Subsidiary have the right under leases of material properties used by NPB or such NPB Subsidiary in the conduct of their respective businesses to occupy and use all such properties in all material respects as presently occupied and used by them.

         (b) With respect to all agreements pursuant to which NPB or any NPB Subsidiary has purchased securities subject to an agreement to resell, if any, NPB or such NPB Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby, except to the extent that any failure to obtain such a lien or maintain such collateral would not, individually or in the aggregate, have a Material Adverse Effect.

         (c) NPB and each NPB Subsidiary maintain insurance in amounts considered by NPB to be reasonable for their respective operations, and such insurance is similar in scope and coverage in all material respects to that maintained by other businesses similarly situated. Neither NPB nor any NPB Subsidiary has received notice from any insurance carrier that:

                  (i)  such   insurance  will  be  cancelled  or  that  coverage
thereunder will be reduced or eliminated; or

                  (ii) premium costs with respect to such insurance will be substantially increased;

except to the extent such cancellation, reduction, elimination or increase would not have a Material Adverse Effect.

         (d) NPB and each NPB Subsidiary maintain such fidelity bonds and errors and omissions insurance as may be customary or required under applicable laws or regulations.

         3.10 Legal Proceedings. Neither NPB nor any NPB Subsidiary is a party to any, and there are no pending or, to the Knowledge of NPB, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or inquiries of any nature:

         (a) against NPB or any NPB Subsidiary;

         (b) to which the assets of NPB or any NPB Subsidiary are subject;

         (c) challenging the validity or propriety of any of the transactions contemplated by this Agreement; or

         (d) which could materially adversely affect the ability of NPB, NP Bank or any other NPB Subsidiary to perform their respective obligations under this Agreement;

except for any proceedings, claims, actions, investigations, or inquiries referred to in clauses (a) or (b) which, individually or in the aggregate, would not have a Material Adverse Effect.

         3.11  Compliance with Applicable Law.

         (a) NPB and each NPB Subsidiary hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their respective businesses nor otherwise have a Material Adverse Effect.

         (b) NPB and each NPB Subsidiary have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Authority, and have filed all other reports and statements required to be filed by them, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not have a Material Adverse Effect.

         (c) No Regulatory Authority has initiated any proceeding or, to the Knowledge of NPB, investigation into the businesses or operations of NPB or any of its Subsidiaries, except where any such proceedings or investigations will not, individually or in the aggregate, have a Material Adverse Effect, or such proceedings or investigations have been terminated or otherwise resolved.

         (d) Neither NPB nor any NPB Subsidiary has received any notification or communication from any Regulatory Authority:

                  (i) asserting that NPB or any NPB Subsidiary is not in substantial compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved;

                  (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to NPB or any NPB Subsidiary;

                  (iii) requiring or threatening to require NPB or any NPB Subsidiary, or indicating that NPB or any NPB Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of NPB or any NPB Subsidiary, including without limitation any restriction on the payment of dividends; or

                  (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of NPB or any NPB Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement");

in each case except as heretofore disclosed to FirstService.

         (e) Neither NPB nor any NPB Subsidiary has received, consented to, or entered into any Regulatory Agreement except as heretofore disclosed to FirstService.

         (f) To the Knowledge of NPB, there is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement which if resolved in a manner adverse to NPB or any NPB Subsidiary would have a Material Adverse Effect.

         (g) There is no injunction, order, judgment or decree imposed upon NPB or any NPB Subsidiary or the assets of NPB or any NPB Subsidiary which has had, or, to the Knowledge of NPB, would have, a Material Adverse Effect.

         3.12  ERISA.

         (a) NPB has delivered to FirstService true and complete copies of any employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other material employee benefit plans, policies, agreements and arrangements, all of which are set forth in NPB Disclosure Schedule 3.12, currently maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of NPB or any other entity (an "NPB ERISA Affiliate") that, together with NPB, is treated as a single employer under IRC Sections 414(b),(c),(m) or (o) (collectively, the "NPB Benefit Plans"), together with:

                  (i) the most recent actuarial (if any) and financial reports relating to those NPB Benefit Plans which constitute "qualified plans" under IRC
Section 401(a);

                  (ii) the most recent Form 5500 (if any) relating to such NPB Benefit Plans filed by them, respectively, with the IRS; and

                  (iii) the most recent IRS determination letters which pertain to any such NPB Benefit Plans.

         (b) Neither NPB nor any NPB ERISA Affiliate, and no pension plan (within the meaning of ERISA Section 3(2)) maintained or contributed to by NPB or any NPB ERISA Affiliate, has incurred any liability to the Pension Benefit Guaranty Corporation or to the IRS with respect to any pension plan qualified under IRC Section 401(a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) (with respect to which the 30 day notice requirement has not been waived) occurred with respect to any such pension plan.

         (c) Neither NPB nor any NPB ERISA Affiliate has ever contributed to or otherwise incurred any liability with respect to a multi-employer plan (within the meaning of ERISA Section 3(37)).

         (d) Each NPB Benefit Plan has been maintained, operated and administered in compliance in all respects with its terms and related documents or agreements and the applicable provisions of all laws, including ERISA and the IRC, except where any such non-compliance would not have a Material Adverse Effect.

         (e) There is no existing, or, to the Knowledge of NPB, contemplated, audit of any NPB Benefit Plan by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental authority. In addition, there are no pending or threatened claims by, on behalf of or with respect to any NPB Benefit Plan, or by or on behalf of any individual participant or beneficiary of any NPB Benefit Plan, alleging any violation of ERISA or any other applicable laws, or claiming benefits (other than claims for benefits not in dispute and expected to be granted promptly in the ordinary course of business), nor to the Knowledge of NPB, is there any basis for such claim.

         (f) With respect to any services which NPB or any NPB Subsidiary may provide as a record-keeper, administrator, custodian, fiduciary, trustee or otherwise for any plan, program, or arrangement subject to ERISA (other than any NPB Benefit Plan), NPB and each NPB Subsidiary:

                  (i) have correctly computed all contributions, payments or other amounts for which it is responsible;

                  (ii) have not engaged in any prohibited transactions (as defined in ERISA Section 406 for which an exemption does not exist);

                  (iii) have not breached any duty imposed by ERISA: and

                  (iv) have not otherwise incurred any liability to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation, or to any beneficiary, fiduciary or sponsor of any ERISA plan in the performance (or non-performance) of services;

except  where any such  action or  inaction  would not have a  Material  Adverse
Effect.

         3.13 Brokers and Finders. Neither NPB, any NPB Subsidiary, nor any of their respective officers, directors, employees, independent contractors or agents, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the transactions contemplated by this Agreement, except for Boenning & Scattergood, Inc. ("B&S") whose engagement letter with NPB is included in NPB Disclosure Schedule 3.13.

         3.14  Environmental Matters.

         (a) Except as set forth on NPB Disclosure Schedule 3.14, to the Knowledge of NPB, neither NPB, any NPB Subsidiary, nor any property owned or operated by NPB or any NPB Subsidiary, has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth on NPB Disclosure Schedule 3.14, there are no actions, suits or proceedings, or demands, claims or notices, including without limitation notices, demand letters or requests for information from any Regulatory Authority, instituted or pending, or to the Knowledge of NPB, threatened, or any investigation pending, relating to the liability of NPB or any NPB Subsidiary with respect to any property owned or operated by NPB or any NPB Subsidiary under any Environmental Law, except as to any such actions or other matters which would not result in a Material Adverse Effect.

         (b) Except as set forth on NPB Disclosure Schedule 3.14, no property, now or formerly owned or operated by NPB or any NPB Subsidiary or on which NPB or any NPB Subsidiary holds or held a mortgage or other security interest or has foreclosed or taken a deed in lieu or foreclosure, has been listed or proposed for listing on the National Priority List under CERCLA on the Comprehensive Environmental Response Compensation and Liabilities Information System, or any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against NPB or any NPB Subsidiary for response costs, remedial work, investigation, damage to natural resources or for personal injury or property damage claim, including, but not limited to, claims under CERCLA, which would have a Material Adverse Effect.

         3.15 Business of NPB. Since June 30, 2002, neither NPB nor any NPB Subsidiary has, in any material respect:

         (a) increased the wages, salaries, compensation, pension or other employee benefits payable to any executive officer, employee or director;

         (b) eliminated employee benefits;

         (c) deferred routine maintenance of real property or leased premises;

         (d) eliminated a reserve where the liability related to such reserve has remained;

         (e) failed to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in its business; or

         (f) had extraordinary reduction or deferral of ordinary or necessary expenses.

         3.16 CRA Compliance. NPB and NP Bank are in material compliance with the applicable provisions of the CRA, and, as of the date hereof, NP Bank has received a CRA rating of "satisfactory" or better from the OCC. To the Knowledge of NPB, there is no fact or circumstance or set of facts or circumstances which would cause NP Bank to fail to comply with such provisions in a manner which would have a Material Adverse Effect.

         3.17 Allowance for Loan Losses. The allowance for loan losses shown, and to be shown, on the balance sheets contained in the NPB Financials have been, and will be, established in accordance with GAAP and all applicable regulatory criteria.

         3.18  Information to be Supplied.

         (a) The information supplied by NPB for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, and as of the date the Prospectus/Proxy Statement is mailed to shareholders of FirstService, and up to and including the date of the FirstService Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

         (b) The information supplied by NPB for inclusion in the Applications will, at the time each such document is filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as such Applications may be amended by subsequent filings, be accurate in all material respects.

         3.19  Related Party Transactions.

         (a) Except as set forth on NPB Disclosure Schedule 3.19 or in the footnotes to the NPB Financials, as of the date hereof, neither NPB nor any NPB Subsidiary is a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of NPB or any NPB Subsidiary, and all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other "persons" (as defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), except with respect to variations in such terms as would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) Except as set forth in NPB Disclosure Schedule 3.19, as of the date hereof, no loan or credit accommodation to any Affiliate of NPB or any NPB Subsidiary is presently in default or, during the three-year period prior to the date of this Agreement, has been in material default or has been restructured, modified or extended in any manner which would have a Material Adverse Effect.

To the Knowledge of NPB, as of the date hereof, principal and interest with respect to any such loan or other credit accommodation will be paid when due and the loan grade classification accorded such loan or credit accommodation is appropriate.

         3.20 Loans. All loans reflected as assets in the NPB Financials are evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and to the extent secured, are secured by valid liens and security interests which have been perfected, excluding loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect.

         3.21 Reorganization. As of the date hereof, NPB does not have any reason to believe that the Merger will fail to qualify as a reorganization under
Section 368(a) of the IRC. NPB shall not take any action which would preclude the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC.

         3.22 Fairness Opinion. NPB has received an oral opinion from B&S to the effect that, as of the date hereof, the consideration to be paid by NPB pursuant to this Agreement is fair, from a financial point of view, to NPB and the NPB Shareholders.

         3.23 NPB Common Stock. The shares of NPB Common Stock to be issued and delivered to FirstService shareholders in accordance with this Agreement, and the shares of NPB Common Stock issuable pursuant to the Conversion Options, when so issued and delivered, will be validly authorized and issued and fully paid and non-assessable, and no shareholder of NPB shall have any pre-emptive right with respect thereto.

         3.24 Securities Documents. NPB has delivered to FirstService copies of:

         (a) NPB's annual reports on SEC Form 10-K for the years ended December 31, 2000 and 2001;

         (b) NPB's quarterly report on SEC Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002;

         (c) all other reports, registration statements and filings of NPB filed with the SEC since January 1, 2002; and

         (d) NPB's proxy materials used in connection with its meetings of shareholders held in 2002 and 2001.

Such reports and proxy materials complied, in all material respects, and any future SEC reports, filings, and proxy materials will comply, in all material respects, with the rules and regulations of the SEC to the extent applicable thereto. All such SEC reports, filings and proxy materials did not and will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

         3.25 Rights Agreement. No event or circumstance has occurred resulting in, and the execution of this Agreement by NPB and NP Bank will not result in the grant, issuance or triggering of any right or entitlement or the obligation to grant or issue any interest in NPB Common Stock or enable or allow any right or other interest associated with the Rights Agreement to be exercised, distributed or triggered.

         3.26 Eligible Bank. NP Bank is an eligible bank, as defined in 12 C.F.R. Section 5.3(g), and NPB and NP Bank will take all reasonable steps necessary to use a streamlined merger application and obtain an expedited review of the Merger from the OCC, as contemplated by 12 C.F.R. Sections 5.33(i) and
(j).

         3.27 Quality of Representations. To the Knowledge of NPB, no representation made by NPB in this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                   ARTICLE IV
                                   ----------

                            COVENANTS OF THE PARTIES
                            ------------------------

         4.01 Conduct of FirstService's Business. Through the Closing Date, FirstService shall, and shall cause each FirstService Subsidiary to, in all material respects, conduct its businesses and engage in transactions only in the ordinary course and consistent with past practice, except as otherwise required or contemplated by this Agreement or with the written consent of NPB. FirstService shall, and shall cause each FirstService Subsidiary to, use its reasonable good faith efforts to preserve its business organization intact, maintain good relationships with employees, and preserve the good will of customers of FirstService or the FirstService Subsidiaries and others with whom business relationships exist, provided that job vacancies that occur prior to the Effective Date through attrition shall not be filled unless the integration team referred to in Section 4.07(b)(vi) hereof deems it essential. Through the Closing Date, except as otherwise consented to in writing by NPB (such consent shall not be unreasonably withheld) or as permitted by this Agreement, FirstService shall not, and shall not permit any FirstService Subsidiary to:

         (a) change any provision of its articles of incorporation or of its bylaws;

         (b) change the number of authorized or issued shares of its capital stock; repurchase any shares of capital stock; or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of capital stock; declare, set aside or pay any dividend or other distribution in respect of capital stock; or redeem or otherwise acquire any shares of FirstService capital stock; except that:

                  (i) FirstService may issue up to an aggregate of 860,489 shares of FirstService Common Stock upon the valid exercise of any FirstService options issued and outstanding on the date hereof;

                  (ii) FirstService may declare and pay a cash dividend for the fourth quarter of 2002 in an amount not to exceed $.04 per share;

                  (iii) if the Effective Date does not occur on or before the record date for the cash dividend payable by NPB for the first quarter of 2003 (or for any quarter thereafter), FirstService may declare and pay a cash dividend for each such quarter in an amount not to exceed $.04 per share; and

                  (iv) FirstService may issue shares of FirstService Common Stock pursuant to the FirstService ESPP with respect to contributions to such plan made prior to the date hereof;

         (c) grant any severance or termination pay, other than pursuant to policies or agreements of FirstService or any FirstService Subsidiary in effect on the date hereof, to, or enter into or amend any employment, consulting, severance, "change-in-control" or termination contract or arrangement with, any officer, director, employee, independent contractor, agent or other person associated with FirstService or any FirstService Subsidiary;

         (d) increase the rate of compensation of, or pay any bonus to, any director, officer, employee, independent contractor, agent or other person associated with FirstService or any FirstService Subsidiary, except for:

                  (i) routine periodic pay increases, merit pay increases and pay-raises in connection with promotions, all in accordance with past practice;

                  (ii) annual bonuses in the ordinary course, consistent with past practice, provided that such bonuses may be calculated based on the performance of FirstService without giving effect to the costs and other financial impact of this Agreement and the transactions contemplated hereby; and

                  (iii) retention bonuses on account of the Merger granted in good faith reasonable amounts not to exceed $75,000 in the aggregate and to be payable to persons designated by FirstService (and approved by NPB) not earlier than 30 days after the operational merger of FirstService and NP Bank (including conversion of FirstService's computer system); or

grant job promotions other than in accordance with past practice;

         (e) merge or consolidate with any other corporation; sell or lease all or any substantial portion of its assets or businesses; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization, other than the acquisition heretofore disclosed to NPB; enter into a purchase and assumption transaction with respect to deposits, loans or liabilities; relocate or surrender its certificate of authority to maintain, or file an application for the relocation of, any existing office; file an application for a certificate of authority to establish a new office; change the status of any office as to its supervisory jurisdiction; or fail to maintain and enforce in any material respect its code of ethics and applicable compliance procedures;

         (f) sell or otherwise dispose of any material asset, other than in the ordinary course of business, consistent with past practice; subject any asset to a lien, pledge, security interest or other encumbrance, other than in the ordinary course of business consistent with past practice; modify in any material manner the manner in which it has heretofore conducted its business or enter into any new line of business; incur any indebtedness for borrowed money, except in the ordinary course of business, consistent with past practice;

         (g) take any action which would result in any of the conditions set forth in Article V hereof not being satisfied;

         (h) change any method, practice or principle of accounting, except as required by changes in GAAP concurred in by its independent certified public accountants; or change any assumption underlying, or any method of calculation of, depreciation of any type of asset or establishment of any reserve;

         (i) waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing material agreement to which it is a party, other than in the ordinary course of business, consistent with past practice;

         (j) implement any pension, retirement, profit-sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or amend any existing plan or arrangement except as required by law;

         (k) amend or otherwise modify its underwriting and other lending guidelines and policies in effect as of the date hereof or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice;

         (l) enter into, renew, extend or modify any other transaction with any Affiliate, other than deposit and loan transactions in the ordinary course of business and which are in compliance with the requirements of applicable laws and regulations;

         (m) enter into any interest rate swap, floor or cap or similar commitment, agreement or arrangement;

         (n) take any action that would give rise to a right of payment to any individual under any employment agreement except in the ordinary course of business consistent with past practice;

         (o) purchase any security for its investment portfolio (i) rated less than "AAA" by either Standard & Poor's Corporation or Moody's Investor Services, Inc., or (ii) with a remaining maturity more than five (5) years;

         (p) make any capital expenditure of $250,000 or more; or undertake or enter into any lease, contract or other commitment for its account, other than in the ordinary course of business, involving an unbudgeted expenditure by FirstService of more than $250,000, or extending beyond twelve (12) months from the date hereof; excepting from each of the foregoing clauses:

                  (i) the construction of a new community office in Souderton, Pennsylvania, currently budgeted at $2,300,000;

                  (ii) the acquisition of the annex building at 171 North Broad Street, Doylestown, Pennsylvania; and

                  (iii) the Carriage House renovation on the property of FirstService's main office;

         (q) take any action that would preclude the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC; or

         (r)  agree to do any of the foregoing.

         4.02  Access; Confidentiality.

         (a) Through the Closing Date, each party hereto shall afford to the other, including its authorized agents and representatives, reasonable access to its and its Subsidiaries' businesses, properties, assets, books and records and personnel, at reasonable hours and after reasonable notice; and the officers of each party shall furnish the other party making such investigation, including its authorized agents and representatives, with such financial and operating data and other information with respect to such businesses, properties, assets, books and records and personnel as the party making such investigation, or its authorized agents and representatives, shall from time to time reasonably request.

         (b) Each party hereto agrees that it, and its authorized agents and representatives, will conduct such investigation and discussions hereunder in a confidential manner and otherwise in a manner so as not to interfere unreasonably with the other party's normal operations and customer and employee relationships. Neither FirstService nor NPB, nor any of their respective Subsidiaries, shall be required to provide access to or disclose information where such access or disclosure would violate or prejudice the rights of customers, jeopardize attorney-client privilege or similar privilege with respect to such information or contravene any law, rule, regulation, decree, order, fiduciary duty or agreement entered into prior to the date hereof.

         (c) All information furnished to NPB or FirstService by the other in connection with the transactions contemplated by this Agreement, whether prior to the date of this Agreement or subsequent hereto, shall be held in confidence to the extent required by, and in accordance with, the Confidentiality Agreement.

         4.03  Regulatory Matters.  Through the Closing Date:

         (a) NPB and FirstService shall cooperate with one another in the preparation of the Registration Statement (including the Prospectus/Proxy Statement) and all Applications and the making of all filings for, and shall use their reasonable best efforts to obtain, as promptly as practicable, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement. NPB and FirstService shall each give the other reasonable time to review any Application to be filed by it prior to the filing of such Application with the relevant Regulatory Authority, and each shall consult the other with respect to the substance and status of such filings.

         (b) NPB and FirstService intend to cause the Registration Statement (including the Prospectus/Proxy Statement) to be declared effective by the SEC with financial information included therein as of September 30, 2002, subject to the terms of this Agreement (including the right of FirstService to designate the date of the FirstService Shareholders Meeting pursuant to Section 4.07(a)(i)); NPB acknowledges that FirstService is not a registrant under the Exchange Act and accordingly preparation of additional information may be required.

         (c) FirstService and NPB shall each promptly furnish the other with copies of written communications to, or received by them from, any Regulatory Authority in respect of the transactions contemplated hereby.

         (d) FirstService and NPB shall cooperate with each other in the foregoing matters and shall furnish the other with all information concerning itself as may be necessary or advisable in connection with any Application or filing, including the Registration Statement and any report filed with the SEC, made by or on behalf of such party to or with any Regulatory Authority in connection with the transactions contemplated by this Agreement, and in each such case, such information shall be accurate and complete in all material respects. In connection therewith, FirstService and NPB shall use their reasonable good faith efforts to provide each other certificates, "comfort" letters and other documents reasonably requested by the other.

         4.04 Taking of Necessary Actions. Through the Closing Date, in addition to the specific agreements contained herein, each party hereto shall use reasonable best efforts to take, or cause to be taken by each of its Subsidiaries, all actions, and to do, or cause to be done by each of its Subsidiaries, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, if necessary, appealing any adverse ruling in respect of any Application.

         4.05 No Solicitation. FirstService shall not, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to:

         (a) initiate, solicit, encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes any Acquisition Proposal (as defined herein);

         (b) enter into or maintain or continue discussions or negotiate with any person in furtherance of an Acquisition Proposal; or

         (c) agree to or endorse any Acquisition Proposal.

FirstService shall (unless it believes, after consultation with its counsel, that such notification would violate the FirstService Board of Directors' fiduciary duties) notify NPB as promptly as practicable, in reasonable detail, as to any inquiries and proposals which it or any of its representatives or agents may receive; provided, however, that, notwithstanding anything to the contrary contained in this Agreement:

                  (i)   FirstService  may  furnish  or  cause  to  be  furnished
confidential  and  non-public  information   concerning   FirstService  and  its
businesses, properties or assets to a third party;

                  (ii) FirstService may engage in discussions or negotiations with a third party;

                  (iii)   following   receipt   of  an   Acquisition   Proposal,
FirstService may take and disclose to its shareholders a position with respect to such Acquisition Proposal; and/or

                  (iv)  following  receipt  of  an  Acquisition  Proposal,   the
FirstService Board of Directors may withdraw or modify its recommendation of the Merger;

but in respect of the foregoing clauses (i) through (iv) only if the FirstService Board of Directors shall conclude in good faith after consultation with its legal and financial advisors, that failure to do so would result in a breach by such directors of their fiduciary duties to FirstService's shareholders.

As used herein, the term "Acquisition Proposal" means the public announcement of a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for: (A) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of FirstService, any FirstService Subsidiary, or any other business combination involving FirstService or any FirstService Subsidiary; or (B) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of FirstService Common Stock or the then outstanding shares of common stock of any FirstService Subsidiary.

         4.06  Update  of  Disclosure  Schedules.   Through  the  Closing  Date,
FirstService shall update the FirstService  Disclosure

Schedule, and NPB shall update the NPB Disclosure Schedule, as promptly as practicable after the occurrence of any event which, if such event had occurred prior to the date hereof, would have been disclosed on such schedule.

         4.07  Other Undertakings by NPB and FirstService.

         (a)  Undertakings of FirstService.

                  (i) Shareholder Approval. FirstService shall submit this Agreement to its shareholders for approval at a meeting (the "FirstService Shareholders Meeting") with the recommendation (unless it believes, after consultation with its legal counsel, that such recommendation would violate the FirstService Board of Directors' fiduciary duties) of its Board of Directors to such shareholders to approve this Agreement. The FirstService Shareholders Meeting may, in FirstService's sole discretion, be held after all consents of any Regulatory Authorities have been obtained. If any such consent has not been obtained prior to the date established in the Prospectus/Proxy Statement for such meeting, such meeting may be postponed or adjourned at the sole discretion of FirstService. The FirstService Shareholders Meeting shall be held not later than 45 days after all consents of Regulatory Authorities have been received and all other conditions have been satisfied or waived (other than those conditions which are to be fulfilled at the Closing).

                  (ii) Updated Fairness Opinion. FirstService shall use its reasonable best efforts to obtain an updated written opinion from Danielson to the effect that the consideration to be received by shareholders of FirstService pursuant to this Agreement is fair, from a financial point of view, to such shareholders, dated not more than ten days prior to the date of mailing of the Prospectus/Proxy Statement to the shareholders of FirstService, for inclusion in such Prospectus/Proxy Statement.

                  (iii) Phase I Environmental Audit. FirstService shall permit NPB, if NPB elects to do so, at its own cost and expense, to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by FirstService or any FirstService Subsidiary.

                  (iv) FirstService ESPP. Within ten days after the date of this Agreement, FirstService shall either (A) terminate the

FirstService ESPP, or (B) suspend the operation of the FirstService ESPP through the earlier of the termination of this Agreement or the Closing Date; provided, that all contributions to the FirstService ESPP made prior to the date hereof shall be applied to the purchase of FirstService Common Stock in accordance with the terms of the FirstService ESPP.

         (b)  Understandings of NPB and FirstService.

                  (i)  Filings  and  Approvals.   NPB  and  FirstService   shall
cooperate with each other in the preparation and filing, as soon as practicable, of:

                           (A)  the Applications;

                           (B)  the   Registration   Statement   (including  the
Prospectus/Proxy Statement) and related filings, if any, under state securities laws relating to the Merger; and

                           (C) all other documents necessary to obtain any other
approvals and consents required to effect consummation of the transactions contemplated by this Agreement.

                  (ii) Public Announcements. NPB and FirstService shall agree upon the form and substance of any press release related to this Agreement and the transactions contemplated hereby, but nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which its counsel deems necessary under applicable law.

                  (iii) Maintenance of Insurance. NPB and each NPB Subsidiary, and FirstService and each FirstService Subsidiary, shall maintain insurance in such amounts as NPB and FirstService, respectively, believe are reasonable to cover such risks as are customary in relation to the character and location of its and their respective Subsidiaries' properties and the nature of its and their respective Subsidiaries' businesses.

                  (iv) Maintenance of Books and Records. NPB and each NPB Subsidiary, and FirstService and each FirstService Subsidiary, shall maintain books of account and records on a basis consistent with past practice.

                  (v) Taxes. NPB and each NPB Subsidiary, and FirstService and each FirstService Subsidiary, shall file all federal, state, and local tax returns required to be filed by it on or before the date such returns are due, including any extensions, and pay all taxes shown to be due on such returns on or before the dates such payments are due, except those being contested in good faith.

                  (vi) Integration Team. NPB and FirstService shall cooperate with each other in the selection of an integration team, made up of an equal number of persons from NPB's senior staff and from FirstService's senior staff, which team shall plan and implement an orderly, cost-effective consolidation of FirstService's back room operations presently located in Hatfield, Pennsylvania, into NP Bank's operations in Boyertown, Pennsylvania.

                  (vii) Outside Service Bureau Contracts. NPB and FirstService shall cooperate with each other, and if mutually agreed in the interest of an orderly, cost-effective consolidation of operations, terminate any contract or arrangement FirstService or any FirstService Subsidiary may have with an outside service bureau or other vendor of services and substitute a contract or arrangement between NPB or any NPB Subsidiary (as NPB shall elect) and FirstService for the provision of similar services to FirstService or any FirstService Subsidiary on terms and conditions mutually acceptable to FirstService and NPB.

                  (viii) In-House Operations. NPB and FirstService shall, subject to applicable legal requirements, cooperate with each other, and if mutually agreed in the interest of an orderly, cost-effective consolidation of operations, terminate any in-house back office, support, processing or other operational activities or services of FirstService or any FirstService Subsidiary, including without limitation accounting, loan processing and deposit services, and substitute a contract or arrangement between NPB or any NPB Subsidiary (as NPB shall select) and FirstService for the provision of similar services to FirstService on terms and conditions mutually acceptable to FirstService and NPB.

                  (ix) Delivery of Financial Statements. NPB and FirstService shall each deliver to the other, as soon as practicable after the end of each month and after the end of each calendar quarter prior to the Effective Date, commencing with the month ended September 30, 2002, an unaudited consolidated balance sheet as of such date and related unaudited consolidated statements of income and cash flows for the periods then ended, which financial statements shall fairly present, in all material respects, its consolidated financial condition, results of operations and cash flows for the periods then ended in accordance with GAAP, subject to year-end audit adjustments and footnotes.

         (c)  Undertakings of NPB.

                  (i)  Delivery  of  SEC   Documents.   NPB  shall   deliver  to
FirstService copies of all reports filed with the SEC under the Exchange Act promptly upon the filing thereof.

                  (ii)  Employees, Severance Policy.

                           (A) NPB  has  placed  a  freeze  on all  non-critical
hiring within the NPB organization in order to have available the maximum number of positions for current FirstService employees, and will continue this freeze through the Closing Date. Subject to NPB's usual personnel and qualification policies, NPB will endeavor to continue the employment of all current employees of FirstService or any FirstService Subsidiary in positions that will contribute to the successful performance of the combined organization. More specifically, NPB will, after consultation with John C. Spier and Donald P. Worthington, prior to or soon after the Closing Date, inform each FirstService employee of the likelihood of such employee having continued employment with NPB, NP Bank or any other NPB Subsidiary following the Closing, and will permit any FirstService employee to apply for any employment position posted as available with NPB, NP Bank or any other NPB Subsidiary. NPB will give any FirstService applicant priority consideration. For non-customer contact employees, where there is a coincidence of responsibilities, NPB will try to reassign the affected individual to a needed position that utilizes the skills and abilities of the individual. If that is impracticable or if NPB elects to eliminate a position, NPB will make severance payments to the displaced employee as set forth in this
Section 4.07(c)(ii). All FirstService customer contact employees will be offered employment in their current positions.

                           (B)  Subject to the  following  minimum  and  maximum
benefits, NPB will grant an eligible employee one week of severance pay (at his then current pay rate) for each year and each partial year of an employee's service with FirstService or any FirstService Subsidiary prior to the employment termination date. The minimum benefit shall be eight weeks' salary for full-time exempt and nonexempt employees, which will be pro-rated for part-time employees. The maximum severance benefit will be 26 weeks' salary.

                           (C)  All   employees  of   FirstService   or  of  any
FirstService Subsidiary on the date hereof will be eligible for severance benefits set forth in this Section 4.07(c)(ii), except that:

                                    (1) No  employee of  FirstService  or of any
FirstService Subsidiary who shall receive any payment or benefit pursuant to any "change in control" agreement or similar plan or right shall be eligible for any severance benefits;

                                    (2) No  employee of  FirstService  or of any
FirstService Subsidiary with an operating systems conversion support role of any kind shall be eligible for any severance benefits unless such employee continues in employment for 30 days following the actual consolidation and conversion of FirstService's operating systems with and into NP Bank's operating systems, which, as of the date hereof, is scheduled to be completed not later than sixty days after the Effective Date;

                                    (3) No non-exempt  employee of  FirstService
or of any FirstService Subsidiary who receives and turns down any two job offers of equal or higher salary grade at a location within a 15-mile radius of the employee's home shall be eligible for any severance benefits; and

                                    (4) No exempt employee of FirstService or of
any FirstService Subsidiary who receives and turns down a job offer of equal or higher salary grade at a location within a 25-mile radius of the employee's home shall be eligible for any severance benefits.

Notwithstanding the foregoing, each full-time employee of FirstService or of any FirstService Subsidiary who is not employed in a community office, FirstService Insurance Agency, Inc. office, FirstService Capital, Inc. office, or lending staff position and who rejects a job offer described in clause (3) or (4) above or who elects to terminate employment with NPB or any NPB Subsidiary within 90 days after the Effective Date shall be entitled to eight weeks of severance benefits.

                           (D) Each person eligible for severance  benefits will
remain eligible for such benefits if his or her employment is terminated, other than for "cause", within six months after the Effective Date. Any person whose employment with NPB or any NPB Subsidiary is terminated without "cause" after six months from the Effective Date shall receive such severance benefit from NPB or such NPB Subsidiary as is provided for in NPB's general severance policy for such terminations (with full credit being given for each year of service with FirstService or any FirstService Subsidiary).

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


                           (E) For purposes of this Section 4.07(c)(ii), "cause"
means  the  employer's  good  faith  reasonable  belief  that the  employee  (1)
committed fraud, theft or embezzlement; (2) falsified corporate records; (3) disseminated confidential information concerning customers, NPB, any NPB Subsidiary or any of its or their employees in violation of any applicable confidentiality agreement or policy; (4) had documented unsatisfactory job performance under NPB's dismissal policy; or (5) violated NPB's Code of Conduct. The foregoing definition of "cause" is the definition of "cause" used by NPB and its Subsidiaries in the ordinary course of its business.

                           (F)  In   accordance   with  NPB's  usual   personnel
policies, NPB shall establish, for each employee of FirstService or of any FirstService Subsidiary who becomes an employee of NPB or any NPB Subsidiary, an annual review date based on the original hire date of that person by FirstService or a FirstService Subsidiary. This review date shall be in lieu of the current annual July review date. In order to transition employees to the NPB annual review system in a fair and equitable manner, NPB shall adjust the first pay increases for any transitioned employees in proportion (rounded off to the nearest month) to the time that the NPB review date is advanced, or postponed, for such employees from the FirstService annual July review date, all as has been heretofore disclosed to FirstService.

                  (iii)  Employee Benefits.

                           (A)  As of  the  Effective  Date,  each  employee  of
FirstService or of any FirstService Subsidiary who becomes an employee of NPB or of any NPB Subsidiary shall be entitled to full credit for each year of service with FirstService or the FirstService Subsidiary for purposes of determining eligibility for participation and vesting, but not benefit accrual, in NPB's, or as appropriate, in the NPB Subsidiary's, employee benefit plans, programs and policies. NPB shall use the original date of hire by FirstService or a FirstService Subsidiary in making these determinations.

                           (B)  The   employee   benefits   provided  to  former
employees of FirstService or a FirstService Subsidiary after the Effective Date shall be no less favorable than the employee benefits, in the aggregate, provided by NPB or its Subsidiaries to their similarly situated employees. The medical, dental and life insurance plans, programs or policies, if any, that become applicable to former employees of FirstService or any FirstService Subsidiary shall not contain any exclusion or limitation with respect to any pre-existing condition of any such employees or their dependents.

                           (C) NPB shall cause NP Bank, as the  Surviving  Bank,
to honor the supplemental executive retirement plan agreements between FirstService and each Key FirstService Management member, J. Peter Dominick, and
A. Lee Roberts, as in effect on the date hereof, and, in the case of Key FirstService Management, as provided in the Employment Agreements, and in the case of Mr. Roberts, as provided in the Amendatory Agreement.

                           (D) Subject to the other  provisions  of this Section
4.07(c))(iii) and Section 1.02(g), after the Effective Date, NPB may discontinue, amend, convert to, or merge with, an NPB or NPB Subsidiary plan any FirstService Benefit Plan, subject to such plan's provisions and applicable law.

                  (iv) Election of NPB Directors.

                           (A) Upon  consummation  of the Merger and  subject to
compliance  with  all  applicable  legal  requirements,   NPB  shall  elect  the
FirstService Nominees (selected pursuant to Section 1.02(e)(i) hereof) as directors of NPB, effective the Effective Date, one to serve as a Class III director with a term through April 2005, and the other to serve as a Class II director with a term through April 2004. Subject to the NPB/NP Bank Bylaws Restrictions, NPB shall nominate the FirstService Nominees, or their successors, for at least one three-year term through April 2008 and April 2007, respectively.

                           (B) If either FirstService Nominee, or any successor,
resigns, dies or is otherwise removed from NPB's Board of Directors at any time during the three-year terms of office referred to in Section 4.07(c)(iv), the FirstService Board Members, by a plurality vote, shall have the right to select such person's successor, subject to (A) compliance with the NPB/NP Bank Bylaws Restrictions, and (B) NPB's approval (which approval will not be unreasonably withheld), and NPB shall take all reasonable steps necessary to elect such successor to the NPB Board of Directors.

                  (v) FirstService Division, FirstService Board.

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

                           (A) Upon consummation of the Merger,  NPB shall cause
NP Bank to establish and operate a separate banking division called "FirstService Bank, a Division of National Penn Bank" (the "FirstService Division"). The FirstService Division will consist of all FirstService's present community offices, including the Souderton, Pennsylvania office currently under construction, with the addition of (i) the NP Bank Community Offices located in Doylestown and Sellersville, Pennsylvania, and (ii) two additional community offices to be opened by the FirstService Division within the four years following the Effective Date. NP Bank will consolidate its Warminster and Lansdale, Pennsylvania offices into FirstService's Warminster and Lansdale offices.

                           (B) NPB will utilize the FirstService Division in the
further expansion of its business in north central Montgomery County and Bucks County, Pennsylvania (the "Montco/Bucks Corridor"), including the expansion of the community office system through the opening of de novo offices or the acquisition of other financial institutions or their deposits and assets. The NP Bank commercial loan group located in Horsham will become part of the FirstService Division and report to the FirstService Division's management.

                           (C) All offices and  operations  of the  FirstService
Division will be branded using the name "FirstService Bank, a Division of National Penn Bank", including without limitation all branch signage, statements, communications, business cards, stationary, brochures, web site, marketing materials, promotional items, billing and all other aspects of the FirstService Division.

                           (D) Upon consummation of the Merger,  NPB shall cause
NP Bank to establish the "FirstService Division Board of Directors" (the "FirstService Board"). The FirstService Board shall initially consist of the members of FirstService's Board of Directors at the Effective Date and one NPB executive officer selected by NPB. In accordance with NPB corporate governance procedures and guidelines, the Board will have authority to add additional members from time to time. NPB anticipates that the emphasis of the FirstService Board will be on business development, marketing and expansion of the FirstService Division throughout the Montco/Bucks Corridor.

                           (E) FirstService's current non-employee directors who
become FirstService Board Members shall receive compensation comparable to the compensation received by them as FirstService directors at the date hereof. Other persons who may be selected for service on the FirstService Board shall be compensated in accordance with NPB's standard compensation arrangements for divisional board members, which is partially fixed and partially incentive-based compensation. FirstService's current non-employee directors who become FirstService Board Members shall have the option of electing to receive such NPB standard compensation. The FirstService Board shall have indemnification and insurance coverage no less favorable than members of the Board of Directors of NP Bank.

                           (F)  NPB shall operate the FirstService Division,
and maintain the FirstService Board at the foregoing compensation level, for a period of at least three years after the Effective Date, except that this covenant shall expire if and when NPB shall be acquired or otherwise sold.

                  (vi) Laurel Abstract. Subject to receipt of any required approvals from the other investors, NPB agrees to maintain the investment of FirstService in Laurel Abstract for at least three years after the Effective Date.

                  (vii)  Indemnification, Insurance.

                           (A) NPB shall  indemnify,  defend,  and hold harmless
the directors, officers, employees and agents of FirstService or the FirstService Subsidiaries (each, an "Indemnified Party") against all losses, expenses (including reasonable attorneys' fees), claims, damages or liabilities and amounts paid in settlement arising out of actions or omissions or alleged acts or omissions (collectively, "Prior Acts") occurring at or prior to the Effective Date (including the transactions contemplated by this Agreement) to the fullest extent permitted by Pennsylvania law, including provisions relating to advances of expenses incurred in the defense of any proceeding to the full extent permitted by Pennsylvania law upon receipt of any undertaking required by Pennsylvania law. Without limiting the foregoing, in a case (if any) in which a determination by NPB is required to effectuate any indemnification, NPB shall direct, at the election of the Indemnified Party, that the determination shall be made by independent counsel mutually agreed upon between NPB and the Indemnified Party.

                           (B) NPB shall, and it shall cause NP Bank to, keep in
effect provisions in its articles of incorporation or association and bylaws providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted by Pennsylvania law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right to indemnification.

                           (C) NPB shall use its  reasonable  best  efforts (and
FirstService shall cooperate and assist prior to the Effective Date in these efforts), at no expense to the beneficiaries, to:

                                    (1)  maintain   directors'   and   officers'
liability insurance ("D&O Insurance") for the Indemnified Parties with respect to matters occurring at or prior to the Effective Date, issued by a carrier assigned a claims-paying ability rating by A.M. Best & Co. of "A (Excellent)" or higher; or

                                    (2) obtain  coverage  for Prior Acts for the
Indemnified Parties under the directors' and officers' liability insurance policies currently maintained by NPB;

in either case, providing at least the same coverage as the D&O Insurance currently maintained by FirstService and containing terms and conditions which are no less favorable to the beneficiaries, for a period of at least six (6) years from the Effective Date; provided, that NPB shall not be obligated to make annual premium payments for such six-year period in respect of the D&O Insurance which exceed, for the portion related to FirstService's directors and officers, 150 percent of the initial annual premiums for such coverage (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, NPB shall use its reasonable best efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

                           (D) If any claim is made  against  present  or former
directors, officers or employees of FirstService or of any FirstService Subsidiary who are covered or potentially covered by insurance, neither NP Bank nor NPB shall do anything that would forfeit, jeopardize, restrict or limit the insurance coverage available for that claim until the final disposition thereof.

                           (E) If NPB or any of its  successors or assigns shall
consolidate with or merge into any other person and shall not be the continuing or surviving person of such consolidation or merger or shall transfer all or substantially all of its assets to any person, then and in each case, proper provision shall be made so that the successors and assigns of NPB shall assume the obligations set forth in this Section 4.07(c)(vi).

                           (F) The  provisions of this Section  4.07(c)(vi)  are
intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

                           (G) NPB shall pay all expenses,  including reasonable
attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 4.07(c)(vi).

                  (xv) Conduct of NPB's Business.  Through the Closing Date, NPB
shall use its reasonable good faith efforts to preserve its business organization intact, maintain good relationships with employees, and preserve the good will of customers of NPB and others with whom business relationships exist.


                                    ARTICLE V
                                    ---------

                                   CONDITIONS
                                   ----------

         5.01 Conditions to FirstService's Obligations under this Agreement. The obligations of FirstService hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by FirstService pursuant to Section 7.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of, NPB and NP Bank to authorize the execution, delivery and performance of this Agreement and the consummation of the Merger, shall have been duly and validly taken by NPB and NP Bank; and FirstService shall have received certified copies of the resolutions evidencing such authorizations.

         (b) Covenants; Representations. The obligations of NPB and NP Bank required by this Agreement to be performed by NPB or NP Bank at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of NPB set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date and except as to any representation or warranty to the extent the breach of such representation or warranty does not have a Material Adverse Effect.

         (c) Approvals of Regulatory Authorities. Procurement by FirstService and NPB of all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto for the Merger; and no such approval or consent shall have imposed any condition or requirement (other than conditions or requirements previously disclosed) which would so materially and adversely impact the economic or business benefits to FirstService or NPB of the transactions contemplated by this Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

         (d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement.

         (e) Officer's Certificate. NPB shall have delivered to FirstService a certificate, dated the Closing Date and signed, without personal liability, by its President or Executive Vice President, to the effect that the conditions set forth in subsections (a) through (d) of this Section 5.01 have been satisfied.

         (f) Registration Statement. The Registration Statement shall be effective under the Securities Act, and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration
Statement; and all approvals deemed necessary by NPB's counsel from state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement shall have been obtained.

         (g) Tax Opinion or Letter. FirstService shall have received an opinion of Pepper Hamilton LLP, special counsel to FirstService, or a letter from Beard Miller Company LLP, FirstService's independent certified public accountants, dated the Closing Date, to the effect that (a) the Merger constitutes a reorganization under Section 368(a) of the IRC, and (b) any gain realized in the Merger will be recognized only to the extent of cash or other property (other than NPB Common Stock) received in the Merger, including cash received in lieu of fractional share interests; in rendering their opinion, such counsel or firm may require and rely upon representations and reasonable assumptions, including those contained in certificates of officers of FirstService, NPB and others.

         (h) Approval by FirstService's Shareholders. This Agreement shall have been approved by the shareholders of FirstService by such vote as is required by the National Bank Act, the Banking Code, and the articles of incorporation and bylaws of FirstService.

         (i) Other Documents. FirstService shall have received such other certificates, documents or instruments from NPB or its officers or others as FirstService shall have reasonably requested in connection with accounting or income tax treatment of the Merger, or related securities law compliance.

         (j) Nasdaq Listing. The NPB Common Stock, including the NPB Common Stock to be issued in the Merger and pursuant to the Conversion Options, shall continue to be authorized for quotation on Nasdaq.

         (k) Rights Agreement. No event shall have occurred which shall result in the grant, issuance or triggering of any right or entitlement or the obligation to grant or issue any interest in NPB Common Stock or enable or allow any right or other interest associated with the Rights Agreement to be exercised, distributed or triggered, and no other event shall have occurred under the Rights Agreement which would materially adversely affect any current or future right or interest of any holders of FirstService Common Stock.

         (l) Employment Agreements. Neither NPB nor NP Bank shall have violated, or taken any action to renounce or repudiate, the Employment Agreements.

         5.02  Conditions  to  NPB's  Obligations  under  this  Agreement.   The
obligations of NPB hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by NPB pursuant to Section 7.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of, FirstService to authorize the execution, delivery and performance of this Agreement and the consummation of the Merger, shall have been duly and validly taken by FirstService; and NPB shall have received certified copies of the resolutions evidencing such authorizations.

         (b) Covenants; Representations. The obligations of FirstService required by this Agreement to be performed by FirstService at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of FirstService set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date and except as to any representation or warranty to the extent the breach of such representation or warranty does not have a Material Adverse Effect.

         (c) Approvals of Regulatory Authorities. Procurement by NPB and FirstService of all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto for the Merger; and no such approval or consent shall have imposed any condition or requirement (other than conditions or requirements previously disclosed) which would so materially and adversely impact the economic or business benefits to NPB or FirstService of the transactions contemplated by this Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

         (d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement.

         (e) Officer's Certificate. FirstService shall have delivered to NPB a certificate, dated the Closing Date and signed, without personal liability, by its Chairman or President, to the effect that the conditions set forth in subsections (a) through (d) of this Section
5.02 have been satisfied.

         (f) Registration Statement. The Registration Statement shall be effective under the Securities Act, and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration
Statement; and all approvals deemed necessary by NPB's counsel from state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement shall have been obtained.

         (g) Tax Opinion or Letter. NPB shall have received an opinion of Ellsworth, Carlton, Mixell & Waldman, P.C., special counsel to NPB, or a letter from Grant Thornton LLP, NPB's independent certified public accountants, dated the Closing Date, to the effect that (a) the Merger constitutes a reorganization under Section 368(a) of the IRC, and (b) any gain realized in the Merger will be recognized only to the extent of cash or other property (other than NPB Common Stock) received in the Merger, including cash received in lieu of fractional share interests; in rendering their opinion, such counsel or firm may require and rely upon representations and reasonable assumptions, including those contained in certificates of officers of FirstService, NPB and others.

         (h) Approval by FirstService's Shareholders. This Agreement shall have been approved by the shareholders of FirstService by such vote as is required by the National Bank Act, the Banking Code, and the articles of incorporation and bylaws of FirstService.

         (i) Other Documents. NPB shall have received such other certificates, documents or instruments from FirstService or its officers or others as NPB shall have reasonably requested in connection with accounting or income tax treatment of the Merger, or related securities law compliance.

         (j) Phase I Environmental Audit Results. The results of any Phase I environmental audit conducted pursuant to Section 4.07(a)(ii) hereof shall not result in a Material Adverse Effect on FirstService.

         (k) Key FirstService Management. Each Key FirstService Management member shall remain employed by FirstService through the Effective Date.

                                   ARTICLE VI
                                   ----------

                        TERMINATION, WAIVER AND AMENDMENT
                        ---------------------------------

         6.01 Termination. This Agreement may be terminated on or at any time prior to the Closing Date:

         (a)  By the mutual written consent of the parties hereto;

         (b)  By NPB or FirstService:

                  (i) If there shall have been any breach of any representation, warranty or obligation of the other party hereto (subject to the same standards as set forth in Sections 5.01(b) or 5.02(b), as the case may be) and such breach can not be, or shall not have been, remedied within 30 days after receipt by such party of written notice specifying the nature of such breach and requesting that it be remedied; provided, that, if such breach cannot reasonably be cured within such 30-day period but may reasonably be cured within 60 days, and such cure is being diligently pursued, no such termination shall occur prior to the expiration of such 60-day period;

                  (ii) If the Closing Date shall not have occurred prior to March 31, 2003 (except that if the Closing Date shall not have occurred by such date because of a breach of this Agreement by a party hereto, such breaching party (or NP Bank in NPB's case) shall not be entitled to terminate this Agreement in accordance with this provision);

                  (iii) If any Regulatory Authority whose approval or consent is required for consummation of the Merger shall issue a definitive written denial of such approval or consent and the time period for appeals and requests for reconsideration has run; or

                  (iv) If the FirstService Shareholders vote but fail to approve the Merger at the FirstService Shareholders Meeting.

         (c) By FirstService, at any time during the ten-day period following the Determination Date, if both of the following conditions occur on the Determination Date:

                           (1) the NPB Market  Value  shall be less than  $22.00
per share, but not less than $20.625 per share; and

                           (2) (i) the  quotient  obtained by  dividing  the NPB
Market Value by $27.50 per share shall be less than (ii) the quotient obtained by dividing the Average Index Price by the Index Price on the Starting Date and subtracting 0.05 from the quotient in this clause (2)(ii);

subject, however, to the following:

                           (1) If  FirstService  shall elect to  terminate  this
Agreement pursuant to this Section 6.01(c), it shall give written notice thereof to NPB (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period);

                           (2)  During the five-day period commencing with its
receipt of such notice, NPB shall have the option to elect to increase the exchange ratio set forth in Section 1.02(f)(ii)(A), as adjusted pursuant to
Section 1.02(f)(ii)(E), to .582 share of NPB Common Stock plus the Per Share Cash Consideration in exchange for each share of FirstService Common Stock and the Closing Date shall be postponed by the minimum amount of time necessary, if any, to accommodate NPB's election of such option (i.e., up to a five-day period); and

                           (3) If NPB so elects within such five-day period,  it
shall give prompt written notice to FirstService of such election, whereupon no termination shall have occurred pursuant to this Section 6.01(c) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

         For purposes of this Section 6.01(c), the following terms have the meanings indicated.

         "Index Group" means the bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. The bank holding companies are as follows: (1) Susquehanna Bancshares, Inc.; (2) Fulton Financial Corporation; (3) Harleysville National Corporation; (4) Univest Corp.;
(5) S&T Bancorp; (6) First Commonwealth Financial; (7) Omega Financial Corp.; and (8) F.N.B. Corporation.

         "Index Price" on a given date means the average of the closing sale prices of the companies comprising the Index Group.

         "Average Index Price" means the average of the Index Prices for the Determination Period.

         "Starting Date" means the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.

         If any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 6.01(c).

         (d) By FirstService, at any time during the ten-day period following the Determination Date, if the NPB Market Value shall be less than $20.625 per share.

         6.02 Effect of Termination. If this Agreement is terminated pursuant to
Section 6.01 hereof or otherwise, this Agreement shall forthwith become void, other than Sections 4.02(c) and 7.01 hereof which shall remain in full force and effect, and there shall be no further liability on the part of NPB or FirstService to the other, except for any liability of NPB or FirstService under such sections of this Agreement and except for any liability arising out of a willful breach of this Agreement giving rise to such termination.


                                   ARTICLE VII
                                   -----------

                                  MISCELLANEOUS
                                  -------------

         7.01  Expenses and Other Fees.

         (a) Except as set forth in Section 7.01(b), each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

         (b) If FirstService fails to complete the Merger after the occurrence of one of the following events, and NPB shall not be in material breach of this Agreement, FirstService shall immediately pay NPB a fee of Five Million Dollars ($5,000,000):

                  (i) a person or group (as those terms are defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than NPB or an Affiliate of NPB:

                           (A) acquires beneficial ownership (within the meaning
of Rule 13d-3 under the Exchange Act) of 25% or more of the then outstanding shares of FirstService Common Stock; or

                           (B)  enters  into an  agreement,  letter of intent or
memorandum of understanding with FirstService pursuant to which such person or group or any affiliate of such person or group would:

                                    (1)  merge or consolidate, or enter into any
similar transaction, with FirstService;

                                    (2)  acquire all or substantially all of the
assets or liabilities of FirstService; or

                                    (3)   acquire   beneficial    ownership   of
securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of FirstService Common Stock; or

                  (ii) FirstService authorizes, recommends or publicly proposes, or publicly announces an intention to authorize, recommend or propose, an agreement, letter of intent or memorandum of understanding described in subsection (b)(i)(B) above; or

                  (iii) the FirstService shareholders vote but fail to approve the Merger at the FirstService Shareholders Meeting, or the FirstService Shareholders Meeting is cancelled, if prior to the shareholder vote or cancellation:

                           (A) the  FirstService  Board of Directors  shall have
withdrawn or modified its recommendation that FirstService shareholders approve this Agreement; or

                           (B)  there  has been an  announcement  by a person or
group (as those terms are defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than NPB or an Affiliate of NPB, of an offer or proposal to acquire 10% or more of the FirstService Common Stock then outstanding, or to acquire, merge, or consolidate with FirstService, or to purchase all or substantially all of FirstService's assets; or

                           (C) any director or officer of  FirstService or other
person who has signed a Letter Agreement, in the form attached hereto as Exhibit 1, shall have failed to maintain continued ownership of, and to vote at the FirstService Shareholders Meeting, the shares of FirstService Common Stock over which he or she exercises sole or shared voting power (as identified on his or her signed Letter Agreement), as required by such signed Letter Agreement.

         7.02 Non-Survival of Representations and Warranties; Disclosure Schedules. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants shall terminate on the Closing Date.

         7.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the Closing Date, the parties may:

         (a) amend this Agreement;

         (b) extend the time for the performance of any of the obligations or other acts of either party hereto;

         (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; or

         (d) to the extent permitted by law, waive compliance with any of the agreements or conditions contained in Articles IV and V hereof or otherwise.

This Agreement may not be amended except by an instrument in writing signed, by authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         7.04  Entire Agreement.

         (a) This Agreement, including the documents referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written and oral, with respect to its subject matter other than the Confidentiality Agreement.

         (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and its successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities, and provided, further, that the FirstService Board Members may enforce the provisions of Sections 1.02(e), 4.07(c)(iv) and (v) and any Indemnified Party may enforce Section 4.07(c)(vi).

         7.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

         7.06 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given upon delivery if delivered personally, two business days after mailing if mailed by prepaid registered or certified mail, return receipt requested, or upon confirmation of good transmission if sent by telecopy, addressed as follows:

         (a)  If to NPB or NP Bank, to:

              National Penn Bancshares, Inc.
              National Penn Bank
              Philadelphia and Reading Avenues
              P.O. Box 547
              Boyertown, Pennsylvania  19512-0547

              Attention:  Wayne R. Weidner, Chairman and CEO
              Telecopy No.: 610-369-6349

              with a copy to:

              H. Anderson Ellsworth
              Jay W. Waldman
              Ellsworth, Carlton, Mixell & Waldman, P.C.
              1105 Berkshire Boulevard
              Suite 320
              Wyomissing, Pennsylvania 19610

              Telecopy No.: 610-371-9510

         (b)  If to FirstService, to:

              FirstService Bank
              152 North Main Street
              Doylestown, Pennsylvania 18901

              Attention:  John C. Spier, President and CEO

              Telecopy No.: 215-230-6946

              with a copy to:

              J. Bradley Boericke
              Peter O. Clauss
              Pepper Hamilton LLP
              3000 Two Logan Square
              18th and Arch Streets
              Philadelphia, Pennsylvania 19103-2799

              Telecopy No.: 215-981-4750

         7.07 Disclosure Schedules. Information contained on either the FirstService Disclosure Schedule or the NPB Disclosure Schedule shall be deemed to cover the express disclosure requirement contained in a representation or warranty of this Agreement and any other representation or warranty of this Agreement of such party where it is readily apparent it applies to such provision. The mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is or could result in a Material Adverse Effect.

         7.08 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         7.09 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         7.10 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.






            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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


         7.11 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania, except to the extent the National Bank Act is applicable by its terms.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                          NATIONAL PENN BANCSHARES, INC.


(Corporate Seal)                          By:/s/ Wayne R. Weidner
                                             -----------------------------------
                                                 Name:   Wayne R. Weidner
                                                 Title:  Chairman, President and
                                                         Chief Executive Officer


                                     Attest:/s/ Sandra L. Spayd
                                            ------------------------------------
                                                Name:   Sandra L. Spayd
                                                Title:  Secretary

                                          NATIONAL PENN BANK


(Corporate Seal)                          By:/s/ Wayne R. Weidner
                                             -----------------------------------
                                                 Name:   Wayne R. Weidner
                                                 Title:  Chairman and
                                                         Chief Executive Officer


                                     Attest:/s/ Sandra L. Spayd
                                            ------------------------------------
                                            Name:   Sandra L. Spayd
                                            Title:  Secretary


                                          FIRSTSERVICE BANK


(Corporate Seal)                          By:/s/ John C. Spier
                                             -----------------------------------
                                                 Name:   John C. Spier
                                                 Title:  President and
                                                         Chief Executive Officer

                                     Attest:/s/ Donald P. Worthington
                                            ------------------------------------
                                            Name:   Donald P. Worthington
                                            Title:  Executive Vice President

COMMONWEALTH OF PENNSYLVANIA  :
                              :ss.
COUNTY OF BERKS               :

         On this 24th day of September, 2002, before me, a notary public for this state and county, personally came WAYNE R. WEIDNER, as chairman and president, and SANDRA L. SPAYD, as secretary, of NATIONAL PENN BANCSHARES, INC., and each, in his/her capacity, acknowledged this instrument to be the act and deed of the corporation and the seal affixed to it to be its seal.

         WITNESS my official seal and signature this day and year.

                                     /s/Deborah M. Johnson
                                     -------------------------------------------
(Seal of Notary)                     Notary Public
                                     My commission expires July 14, 2005

COMMONWEALTH OF PENNSYLVANIA         :
                                     :ss.
COUNTY OF BERKS                      :

         On this 24th day of September, 2002, before me, a notary public for this state and county, personally came WAYNE R. WEIDNER, as chairman, and SANDRA
L. SPAYD, as secretary, of NATIONAL PENN BANK, and each, in his/her capacity, acknowledged this instrument to be the act and deed of the corporation and the seal affixed to it to be its seal.

         WITNESS my official seal and signature this day and year.

                                     /s/Deborah M. Johnson
                                     -------------------------------------------
(Seal of Notary)                     Notary Public
                                     My commission expires July 14, 2005

COMMONWEALTH OF PENNSYLVANIA         :
                                     :ss.
COUNTY OF BUCKS                      :

         On this 24th day of September, 2002, before me, a notary public for this state and county, personally came JOHN C. SPIER, as president, and DONALD
P. WORTHINGTON, as executive vice president, of FIRSTSERVICE BANK, and each, in his/her capacity, acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.

         WITNESS my official seal and signature this day and year.

                                     /s/Deborah L. Fisher
                                     -------------------------------------------
(Seal of Notary)                     Notary Public
                                     My commission expires December 20, 2002




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